                                            Filed Pursuant to Rule No. 424(B)(3)
                                                      Registration No. 333-09883

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION DATED NOVEMBER 14, 1996
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER   , 1996)

                                  $15,000,000

              TREASURY SECURITY-BACKED CERTIFICATES, SERIES 1996-1

            $5,000,000    % CLASS A CERTIFICATES DUE AUGUST 15, 2002
             $5,000,000    % CLASS B CERTIFICATES DUE JULY 15, 2006
           $5,000,000    % CLASS C CERTIFICATES DUE NOVEMBER 15, 2016

                       SOUTHPOINT STRUCTURED ASSETS, INC.
                                   DEPOSITOR

  The Treasury Security-Backed Certificates, Series 1996-1 offered hereby consist of three classes of Certificates, designated as Class A Certificates, Class B Certificates and Class C Certificates (collectively, the "Certificates"). The Treasury Security-Backed Trust, Series 1996-1 will consist of three separate trusts designated the Class A Trust, the Class B Trust and the Class C Trust (collectively, the "Trust") to be formed pursuant to the Trust Agreement, dated as of November 1, 1996, between Southpoint Structured Assets, Inc. (the "Depositor") and Bank One, West Virginia, N.A., as trustee (the "Trustee"), as supplemented by the Series 1996-1 Supplement, dated as of
November   , 1996 (collectively, the "Trust Agreement"). The Class A
Certificates will represent a fractional undivided interest in the Class A Trust and the principal asset of the Class A Trust will consist of a United States Treasury Note having an aggregate principal amount of $5,000,000, a
coupon of    % and a maturity of August 15, 2002 (the "Class A Treasury Note").
The Class B Certificates will represent a fractional undivided interest in the Class B Trust and the principal asset of the Class B Trust will consist of a United States Treasury Note having an aggregate principal amount of $5,000,000,
a coupon of    % and a maturity of July 15, 2006 (the "Class B Treasury Note").
The Class C Certificates will represent a fractional undivided interest in the Class C Trust and the principal asset of the Class C Trust will consist of a United States Treasury Bond having an aggregate principal amount of $5,000,000,
a coupon of    % and a maturity of November 15, 2016 (the "Class C Treasury
Bond"; the Class A Treasury Note, the Class B Treasury Note and the Class C Treasury Bond are sometimes collectively referred to herein as the "Treasury Securities" or the "Underlying Securities"). See "DESCRIPTION OF THE DEPOSITED ASSETS" herein. The Treasury Securities will be acquired by an affiliate of the Depositor in the secondary market before being deposited by the Depositor into the applicable Trust for the benefit of the Certificateholders. Terms used but not otherwise defined herein are defined in the Prospectus attached hereto (the "Prospectus").

  Distributions on the Class A Certificates will be made semi-annually on February 15 and August 15 of each year, commencing February 15, 1997 (each, a "Class A Distribution Date"), distributions on the Class B Certificates will be made semi-annually on January 15 and July 15 of each year, commencing January 15, 1997 (each, a "Class B Distribution Date"), and distributions on the Class C Certificates will be made semi-annually on May 15 and November 15 of each year, commencing May 15, 1997 (each, a "Class C Distribution Date"). The last day on which distributions are scheduled to be made on the Certificates, by which date the holders of the Certificate will receive a distribution of all amounts allocable to principal on such Certificates, is August 15, 2002 for the Class A Certificates (the "Class A Final Distribution Date"), July 15, 2006 for the Class B Certificates (the "Class B Final Distribution Date") and November 15, 2016 for the Class C Certificates (the "Class C Final Distribution Date"; the Class A Final Scheduled Distribution Date, the Class B Final Scheduled Distribution Date and the Class C Final Scheduled Distribution Date are sometimes collectively referred to herein as the "Final Distribution Date").

  The Class A Certificates may be paid in full on any date on or after the May 15, 1997 (the "Early Termination Date") in an amount equal to par plus accrued interest to the Early Termination Date (the "Early Termination Price"), upon the purchase of the Class A Treasury Note by the holder of the Class A Call Warrant. The Class B Certificates may be paid in full on any Early Termination Date at the Early Termination Price, upon purchase of the Class B Treasury Note by the holder of the Class B Call Warrant. The Class C Certificates may be paid in full on any Early Termination Date at the Early Termination Price, upon the purchase of the Class C Treasury Bond by the holder of the Class C Call Warrant. See "RISK FACTORS--MATURITY AND YIELD CONSIDERATIONS" and "DESCRIPTION OF THE CERTIFICATES--EARLY TERMINATION" herein.

  The Certificates have been authorized for listing, upon official notice of issuance, with the New York Stock Exchange ("NYSE").

  SEE "RISK FACTORS" HEREIN ON PAGE S-9 AND IN THE PROSPECTUS ON PAGES 6 TO 8.
                                                  (Cover continued on next page)
                                  ----------

THE CERTIFICATES REPRESENT INTERESTS IN THE  TRUST ONLY AND DO NOT REPRESENT AN
 OBLIGATION  OF  OR  INTEREST  IN  THE DEPOSITOR  OR  ANY  OF  ITS  RESPECTIVE
  AFFILIATES. THE CERTIFICATES DO NOT REPRESENT A DIRECT OBLIGATION OF THE UNITED STATES OF AMERICA AND WILL NOT BE GUARANTEED OR INSURED BY ANY
   GOVERNMENTAL AGENCY OR INSTRUMENTALITY, OR BY THE DEPOSITOR.

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
  THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------

  Morgan Keegan & Company, Inc. (the "Underwriter") has agreed to purchase from
the Depositor the Class A Certificates at    % of the Certificate Principal
Balance thereof, the Class B Certificates at    % of the Certificate principal
Balance thereof and the Class C Certificates at   % of the Certificate
Principal Balance thereof ($         aggregate proceeds to the Depositor,
before deducting expenses), plus accrued interest from November 15, 1996 (the "Cut-off Date"), subject to the terms and conditions set forth in the Underwriting Agreement referred to herein under "PLAN OF DISTRIBUTION."

  The Underwriter proposes to offer the Certificates from time to time for sale in negotiated transactions, at prices determined at the time of sale. For further information with respect to the plan of distribution and any discounts, commissions or profits that may be deemed underwriting discounts or commissions, see "PLAN OF DISTRIBUTION."

  The Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Certificates will be made in book-entry form through the facilities of The Depository Trust Company on or about November 27, 1996 (the "Closing Date").

                         MORGAN KEEGAN & COMPANY, INC.

November   , 1996

(Cover page continued.)

     As and to the extent described herein, collections received by the Trustee with respect to the Deposited Assets will be distributed to the Certificateholders in the manner and priority described herein. No agency or instrumentality of the United States of America is participating in or will receive any proceeds in connection with this offering.

     There is currently no secondary market for the Certificates, and there can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue. See "Risk Factors" in the Prospectus.

     If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the Offered Certificates in which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales will be made at negotiated prices determined at the time of sale.

     The Certificates initially will be represented by certificates registered in the name of CEDE & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of such Certificates will be represented by book entries on the records of participating members of DTC ("Participants"). Definitive certificates will be available for such Certificates only under the limited circumstances described herein. See "Description of the Certificates-- Definitive Certificates."

     In connection with this Offering, the Underwriter may overallot or effect transactions which stabilize or maintain the market price of the Certificates at a level above that which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.

     The Certificates offered by this Prospectus Supplement will constitute a separate series of Certificates being offered by the Depositor pursuant to its Prospectus dated __________, 1996, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this Offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full. In particular, investors should consider carefully the factors set forth under "Risk Factors" in the Prospectus and in this Prospectus Supplement.

                                    SUMMARY

     The following summary of principal economic terms does not purport to be complete and is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus, including under the headings "Description of the Certificates" and "Description of the Deposited Assets." Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

The Certificates

The Trust............................. Treasury Security-Backed Trust, Series
                                       1996-1 consisting of the Class A Trust,
                                       the Class B Trust and the Class C Trust.
                                       The Trust will be formed pursuant to the Trust Agreement dated as of November 1, 1996 (the "Base Trust Agreement"), between the Depositor and the Trustee, as supplemented by the Series 1996-1 Supplement dated as of the Closing Date (the "Series Supplement" and, together with the Base Trust Agreement, the "Trust Agreement").

Certificates Offered.................  Treasury Security-Backed Certificates,
                                       Series 1996-1, consisting of Class A
                                       Certificates, Class B Certificates and
                                       the Class C Certificates (collectively,
                                       the "Certificates").

Initial Certificate
Principal Balance....................  Class A Certificates: $5,000,000
                                       Class B Certificates: $5,000,000
                                       Class C Certificates: $5,000,000

Final Distribution Date..............  Class A Certificates: August 15, 2002.
                                       Class B Certificates: July 15, 2006.
                                       Class C Certificates: November 15, 2016.
                                       The actual maturity of each Class may be shorter than the Final Distribution Date.

Pass-Through Rates...................  The Pass-Through Rate applicable to the calculation of the interest distributable
                                       on any Distribution Date is fixed at    %
                                                                           ----
                                       per annum for the Class A Certificates,
                                           % per annum for the Class B
                                       ----
                                       Certificates and     % per annum for the
                                                        ----
                                       Class C Certificates.

Distribution Dates.................... Distributions on the Class A Certificates
                                       will be made semi-annually on February 15 and August 15 of each year, commencing February 15, 1997 (each, a "Class A Distribution Date"), distributions on the Class B Certificates will be made semi-annually on January 15 and July 15 of each year, commencing January 15, 1997 (each, a "Class B Distribution Date"), and distributions on the Class C Certificates will be made semi-annually on May 15 and November 15 of each year, commencing May 15, 1997 (each, a "Class C Distribution Date"). The last day on which distributions are scheduled to be made on the Certificates, by which date the holders of the Certificates will receive a distribution of all amounts allocable to principal on such Certificates, is August 15, 2002 for the Class A Certificates (the "Class A Final Distribution Date"), July 15, 2006 for the Class B Certificates (the "Class B Final Distribution Date") and November 15, 2016 for the Class C Certificates (the "Class C Final Distribution Date"; sometimes referred to herein as the "Final Distribution Date").

Interest Accrual
Periods..............................  For any Class A Distribution Date, the
                                       period from and including the preceding
                                       Class A Distribution Date (or, in the
                                       case of the first Interest Accrual
                                       Period, from and including the Cut-off
                                       Date) to but excluding the current Class
                                       A Distribution Date. For any Class B
                                       Distribution Date, the period from and
                                       including the preceding Class B
                                       Distribution Date (or, in the case of the first Interest Accrual Period, from and including the Cut-off Date) to but excluding the current Class B
                                       Distribution Date. For any Class C
                                       Distribution Date, the period from and
                                       including the preceding Class C
                                       Distribution Date (or, in the case of the first Interest Accrual Period, from and including the Cut-off Date) to but excluding the current Class C
                                       Distribution Date.

Cut-off Date.........................  November 15, 1996.

Record Date..........................  For each Class, the day immediately preceding the applicable Distribution
                                       Date.

Denominations......................... The Certificates will be available for purchase in minimum denominations of
                                       $1,000 and integral multiples thereof.

Early Termination Dates............... The Class A Certificates may be paid in full on any date on or after May 15, 1997
                                       (the "Early Termination Date") in an
                                       amount equal to par plus accrued interest
                                       (the "Early Termination Price"), upon the purchase of the Class A Treasury Note by the holder of the Class A Call Warrant. The Class B Certificates may be paid in full on any Early Termination Date at the Early Termination Price, upon the purchase of the Class B Treasury Note by the holder of the Class B Call Warrant. The Class C Certificates may be paid in full on any Early Termination Date at the Early Termination Price, upon the purchase of the Class C Treasury Bond by the holder of the Class C Call Warrant.

Early Termination Price..............  Par plus accrued interest for each Class.

The Call Warrants....................  The Class A Call Warrant (as defined herein) represents the right to purchase the Class A Treasury Note at a price of par plus accrued interest to the Early Termination Date (the "Liquidation Price"). The Class B Call Warrant (as defined herein) represents the right to purchase the Class B Treasury Note at the Liquidation Price. The Class C Call Warrant (as defined herein) represents the right to purchase the Class C Treasury Bond at the Liquidation Price. The initial holder of the Call Warrants will be the Depositor or an affiliate thereof. No Call Warrants are being offered hereby.

Early Termination
Provisions...........................  The holder of a Class A Call Warrant, a
                                       Class B Warrant or a Class C Warrant (a
                                       "Warrantholder") may provide notice to
                                       the Trustee (a "Purchase Request") no
                                       less than 35 days prior to an Early
                                       Termination Date that relates to the
                                       applicable Class of Certificates that it will purchase the applicable Treasury Security. The Trustee will notify the relevant Certificateholders of the Early Termination Date no less than 30 days prior to such Early Termination Date.

                                       On, or before, the Early Termination
                                       Date, the Warrantholder will deliver the Liquidation Price for such Treasury Security and the Trustee will deliver the

                                       Treasury Security relating to such Call
                                       Warrant to the Warrantholder.

                                       In the event that the Warrantholder fails to deliver the Liquidation Price on the Early Termination Date, the early termination will be deemed not effective with respect to such Early Termination Date. In such case, the applicable Class of Certificates shall continue to remain outstanding and the Warrantholder's rights with respect to that Call Warrant shall be deemed surrendered to the Depositor.

Form of Security...................... Book-entry Certificates to be deposited with The Depository Trust Company
                                       ("DTC"), except in certain limited
                                       circumstances. See "Description of the
                                       Certificates--Definitive Certificates."
                                       Distributions thereon will be settled in immediately available (same-day) funds.

CUSIP Numbers......................... Class A Certificates:
                                       Class B Certificates:
                                       Class C Certificates:

Retained Interests.................... Under the Trust Agreement, the holder of the Class A Retained Interest will retain
                                       the right with respect to the Class A
                                       Treasury Note to receive on each Class A
                                       Distribution Date, from payments received
                                       on the Class A Treasury Note, a
                                       distribution equal to     % per annum
                                       multiplied by the principal amount of the Class A Treasury Note (the "Class A Interest Strip"). The rights of the holder of the Class A Retained Interest to the Class A Interest Strip from payments received on the Class A Treasury
                                       Note is of equal priority with the rights of the Class A Certificateholders.

                                       Under the Trust Agreement, the holder of
                                       the Class B Retained Interest will retain
                                       the right with respect to the Class B
                                       Treasury Note to receive on each Class B
                                       Distribution Date, from payments received
                                       on the Class B Treasury Note, a
                                       distribution equal to     % per annum
                                       multiplied by the principal amount of the Class B Treasury Note (the "Class B Interest Strip"). The rights of the holder of the Class B Retained Interest to the Class B Interest Strip from payments received on the Class B Treasury
                                       Note is of equal
                                       priority with the rights of the Class B
                                       Certificateholders.

                                       Under the Trust Agreement, the holder of the Class C Retained Interest will retain the right with respect to the Class C Treasury Bond to receive on each Class C Distribution Date, from payments received on the Class C Treasury Bond, a distribution equal to ____% per annum multiplied by the principal amount of the Class C Treasury Bond (the "Class C Interest Strip"). The rights of the holder of the Class C Retained Interest to the Class C Interest Strip from payments received on the Class C Treasury Bond is of equal priority with the rights of the Class C Certificateholders.

                                       See "The Description of the Deposited
                                       Assets." The initial holder of each
                                       Retained Interest will be the Depositor
                                       or an affiliate thereof. The Retained
                                       Interests are not being offered hereby.

Trustee............................... Bank One, West Virginia, N.A., as
                                       trustee. The Trustee's fee of $
                                       will be paid by the Depositor on the
                                       Closing Date.
Federal Income
Tax Consequences...................... In the opinion of tax counsel to the
                                       Trust, each Trust will be classified for Federal income tax purposes as a grantor trust and not as an association taxable as a corporation. See "Federal Income Tax Consequences."

ERISA Considerations.................. An employee benefit plan subject to the
                                       Employee Retirement Income Security Act
                                       of 1974, as amended ("ERISA"), and an
                                       individual retirement account (each, a
                                       "Plan") may purchase Certificates of any class if either (i) the Depositor is able to confirm the existence of at least 100 independent purchasers of such Class or
                                       (ii) the Plan can represent that its
                                       purchase of the Certificates would not be prohibited under ERISA or the Code. See "ERISA Considerations."

Ratings............................... It is a condition to the issuance of the
                                       Certificates that each Class of
                                       Certificates be rated "AAA" by Standard &
                                       Poor's Ratings Services. A security
                                       rating is not a
                                       recommendation to buy, sell or hold
                                       securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A security rating does not address the likelihood of the exercise of a Call Warrant, or the corresponding effect on yield to investors. See "Ratings."

The Underlying Securities

Underlying Securities or
Treasury Securities................... A United States Treasury Note having an aggregate principal balance of $5,000,000
                                       (the "Class A Treasury Note"), a United
                                       States Treasury Note having an aggregate principal balance of $5,000,000 (the "Class B Treasury Note") and a United States Treasury Bond having an aggregate principal balance of $5,000,000 (the "Class C Treasury Bond").

Denominations......................... The Treasury Securities are available in minimum denominations of $1,000 and
                                       integral multiples thereof.

Underlying Securities Original
Issue Date............................ Class A Treasury Note:
                                       Class B Treasury Note:
                                       Class C Treasury Bond:

Underlying Securities Maturity
Date.................................. Class A Treasury Note: August 15, 2002
                                       Class B Treasury Note: July 15, 2006
                                       Class C Treasury Bond: November 15, 2016

Underlying Securities
Payment Dates......................... Class A Treasury Note: February 15 and
                                       August 15
                                       Class B Treasury Note: January 15
                                       and July 15
                                       Class C Treasury Bond: May 15 and
                                       November 15

Underlying Securities Rate............ Class A Treasury Note:     %

                                       Class B Treasury Note:     %

                                       Class C Treasury Bond:     %


Form of Underlying Securities......... Book-entry, maintained in the book-entry system operated by the Federal Reserve
                                       Bank.
Ratings of the Underlying
Securities............................ United States Treasury securities are not rated by S&P

                                 Risk Factors

     Prospective purchasers should consider, among other things, the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with an investment in the Certificates.

     Limited Liquidity. There is currently no secondary market for the Certificates. The Underwriter is under no obligation to make a market in the Certificates. It is unlikely that a secondary market will develop and, if a secondary market does develop, it is unlikely that it will provide Certificateholders with liquidity of investment or will continue for the life of the Certificates.

     Maturity and Yield Considerations. If a Warrantholder exercises the right to purchase the respective Treasury Security, and thereby cause an early termination of a Class of Certificates, such Class of Certificates will have a shorter average maturity and may have a lower yield than if such right were not exercised. Additionally, such right is likely to be exercised, if at all, at a time when the interest rates on potential reinvestments are lower than the return that would have been earned over the remaining life of such Class of Certificates if they had not been called.

     Limited Assets. The Trust has no significant assets other than the Treasury Securities. If the Treasury Securities are insufficient to make payments or distributions on the Certificates, no other assets will be available for payment of the deficiency.

                            Formation of the Trust

     Each Trust will be formed pursuant to the Trust Agreement (including the related Series Supplement) between the Depositor and the Trustee. Concurrently with the execution and delivery of the Series Supplement, the Depositor will deposit the related Treasury Securities into the applicable Trust subject to the Call Warrants and the Retained Interests. The Trustee, on behalf of the related Trust, will accept such Treasury Securities and will deliver the Certificates to or upon the order of the Depositor. The Trustee will hold the Treasury Securities, when purchased, for the benefit of the applicable Certificateholders, subject to the rights of the Warrantholders and the holders of the Retained Interests. See "Description of the Certificates--Early Termination" and "--Call Warrants."

     The Treasury Securities will be purchased by the Depositor in the secondary market (either directly or through an affiliate of the Depositor). The Treasury Securities will not be acquired from the United States Treasury as part of any distribution by or pursuant to any agreement with the United States Treasury. The United States Treasury is not participating in this offering and will not receive any of the proceeds of the sale of the Treasury Securities to the Depositor or the issuance of the Certificates. Neither the Depositor nor any of its affiliates participated in the initial sale of the Treasury Securities.

                      Description of the Deposited Assets

General

     The Deposited Assets consist of a United States Treasury Note having an
aggregate principal amount of $5,000,000, a coupon of    % payable semiannually
on each February 15 and August 15 and a maturity of August 15, 2002 (the "Class A Treasury Note"), a United States Treasury Note having an aggregate principal
amount of $5,000,000, a coupon of    % payable semiannually on each January 15
and July 15 and a maturity of July 15, 2000 (the "Class B Treasury Note") and a United States Treasury Bond having an aggregate principal amount of $5,000,000 a
coupon of   % payable semiannually each May 15 and November 15 and a maturity of
November 15, 2016 (the "Class C Treasury Bond"; the Class A Treasury Note, the Class B Treasury Note and the Class C Treasury Bond are sometimes collectively referred to herein as the "Treasury Securities"). The Treasury Securities are not subject to redemption by the United States of America prior to the stated maturity thereof. The Treasury Securities will be in such amounts and will have such maturities as will provide for payment in full on the Certificates of the Required Interest for each Distribution Date and the Certificate Principal Balance on or about the Final Distribution Date. This Prospectus Supplement sets forth certain relevant terms with respect to the Treasury Securities, but does not provide detailed information with respect thereto. This Prospectus Supplement relates only to the Certificates offered hereby and does not relate to the Treasury Securities. An investment in the Certificates is different from, and should not be considered a substitute for, an investment in any Treasury Security. United States Treasury securities, including the Treasury Securities, are not rated by the Rating Agency.

     The Class A Treasury Note will be deposited into the Class A Trust subject to the right of the holder of the Class A Retained Interest to receive on each Class A Distribution Date from payments received on the Class A Treasury Note, a
distribution equal to    % per annum multiplied by the principal amount of the
Class A Treasury Note (the "Class A Interest Strip"). The right of the holder of the Class A Retained Interest to receive the Class A Interest Strip is of equal priority with the rights of the Class A Certificateholders to receive distributions of interest on the Class A Certificates. The Class B Treasury Note will be deposited into the Class B Trust subject to the right of the holder of the Class B Retained Interest to receive on each Class B Distribution Date from
payments received on the Class B Treasury Note, a distribution equal to   % per
annum multiplied by the principal amount of the Class B Treasury Note (the "Class B Interest Strip"). The right of the holder of the Class B Retained Interest to receive the Class B Interest Strip is of equal priority with the rights of the Class B Certificateholders to receive distributions of interest on the Class B Certificates. The Class C Treasury Bond will be deposited into the Class C Trust subject to the right of the holder of the Class C Retained Interest to receive on each Class C Distribution Date from payments received on
the Class C Treasury Bond, a distribution equal to    % per annum multiplied by
the principal amount of the Class C Treasury Bond (the "Class C Interest Strip"). The right of the holder of the Class C Retained Interest to receive the Class C Interest Strip is of equal priority with the rights of the Class C Certificateholders to receive distributions of interest on the Class C Certificates. The

Class A Retained Interest, the Class B Retained Interest and the Class C Retained Interest are sometimes collectively referred to herein as the "Retained Interests," and the Class A Interest Strip, the Class B Interest Strip and the Class C Interest Strip are sometimes collectively referred to herein as the "Interest Strips."

Events of Default and Remedies

     Holders of Treasury securities generally have the right upon default to proceed individually in whatever manner is deemed to be appropriate. In such event, any particular holder is not required to act in concert with other holders. These remedies are generally exercisable by the Trustee on behalf of the Certificateholders, not by Certificateholders directly. See "Description of the Trust Agreement--Events of Default."

     The Treasury Securities deposited in a Trust represent the sole assets of the related Trust that are available to make distributions in respect of the Certificates. Consequently, the ability of Certificateholders to receive distributions in respect of the Certificates will depend on the related Trust's receipt of payments on, or in respect of, the Treasury Securities. This Prospectus Supplement relates only to the Certificates being offered hereby and does not relate to the Treasury Securities.

                        Description of the Certificates

General

     The Certificates will consist of 3 classes of Certificates, designated as Class A Certificates, Class B Certificates and Class C Certificates. The Certificates represent in the aggregate the entire beneficial ownership interest in the related Trust. The Class A Certificates have in the aggregate an initial Certificate Principal Balance of $5,000,000 and a ____% Pass-Through Rate. The Class B Certificates have in the aggregate an initial Certificate Principal Balance of $5,000,000 and a ____% Pass-Through Rate. The Class C Certificates have in the aggregate an initial Certificate Principal Balance of $5,000,000 and a ____% Pass-Through Rate.

     The Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of $1,000 and integral multiples thereof.

     The Certificates will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Depositor, the "Clearing Agency"), except as provided below. The Depositor has been informed by DTC that DTC's nominee will be CEDE & Co. ("CEDE"). No holder of any such Certificate will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders with respect to any such Certificates shall refer to actions taken by DTC upon instructions from its Participants. See "--Definitive Certificates" below and "Description of Certificates--Global Securities" in the Prospectus.

     Under the rules, regulations and procedures creating and effecting DTC and its operations, DTC will take action permitted to be taken by a Certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such Certificates are credited. Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of Participants whose holdings of such Certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that Participants whose holdings of Certificates evidence such Voting Rights, authorize divergent action.

Definitive Certificates

     Definitive Certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to each class of Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue such Certificates as Definitive Certificates issued in the respective principal amounts owned by the individual owners of such Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Trust Agreement.

Listing on the New York Stock Exchange

     The Certificates have been authorized for listing, upon official notice of issuance, with the New York Stock Exchange (the "NYSE"). There can be no assurance that the Certificates, once listed, will continue to be eligible for trading on the NYSE.

Distributions

     Collections on the Treasury Securities that are received by the Trustee for a given Collection Period pursuant to the collection procedures described herein and in the Prospectus and deposited from time to time into the Certificate Account will be applied by the Trustee on each applicable Distribution Date to the following distributions in the following order of priority, solely to the extent of Available Funds (as defined below) on such Distribution Date:

          (i) to the Certificateholders of the applicable Class of such Series, the Required Interest, to the holders of the applicable Retained Interest, the Interest Strip and to the Depositor, the Initial Accrued Interest; and

          (ii) to the Certificateholders of the applicable Class of such Series, the Required Principal (if any).

     If the Trustee has not received payment on the Treasury Securities on or prior to a Distribution Date, such distribution will be made upon receipt of payment on the Treasury Securities. No additional amounts will accrue on the Certificates or be owed to Certificateholders as a result of any such delay. In the event of a payment default on the Treasury Securities, approved Extraordinary Expenses (see "Description of the Trust Agreement -- The Trustee" herein) of the Trustee may be reimbursed to the Trustee out of Available Funds before any distributions to Certificateholders are made.

     All amounts received on or with respect to the Treasury Securities, including amounts received in connection with the purchase by a Warrantholder of a Treasury Security, which are not distributed to Certificateholders on the date of receipt, shall be invested by the Trustee in Eligible Investments.

     There can be no assurance that collections received from the Treasury Securities over a specified period will be sufficient to make all required distributions to the related Certificateholders. To the extent Available Funds are insufficient to make any such distributions due to any such Class, any shortfall will be carried over and will be distributable on the next applicable Distribution Date on which sufficient funds exist to pay such shortfalls.

     For purposes hereof, the following terms have the following meanings:

     "Available Funds" for any Class A Distribution Date means the Class A Available Funds, for any Class B Distribution Date means the Class B Available Funds, and for any Class C Distribution Date means the Class C Available Funds.

    "Class A Available Funds" for any Class A Distribution Date means the sum of all amounts received on or with respect to the Class A Treasury Note (including investment income on Eligible Investments) received during the preceding Collection Period.

     "Class A Interest Strip" allocable to the Class A Retained Interest for any Class A Distribution Date means accrued but unpaid interest on the outstanding principal balance of the Class A Treasury Note, computed at an annual rate of ____%.

     "Class B Available Funds" for any Class B Distribution Date means the sum of all amounts received on or with respect to the Class B Treasury Note (including investment income on Eligible Investments) received during the preceding Collection Period.

     "Class B Interest Strip" allocable to the Class B Retained Interest for any Class B Distribution Date means accrued but unpaid interest on the outstanding principal balance of the Class B Treasury Note, computed at an annual rate of ____%.

     "Class C Available Funds" for any Class C Distribution Date means the sum of all amounts received on or with respect to the Class C Treasury Bond (including investment income on Eligible Investments) received during the preceding Collection Period.

     "Class C Interest Strip" allocable to the Class C Retained Interest for any Class C Distribution Date means accrued but unpaid interest on the outstanding principal balance of the Class C Treasury Bond, computed at an annual rate of ____%.

     "Eligible Investments" means, with respect to the Certificates, United States Treasury bills, provided that any investments must be consistent with the Trust's status as a grantor trust for federal income tax purposes and acceptable to the Rating Agency as being consistent with the rating of such Certificates, as specified in the Trust Agreement. Generally, Eligible Investments must be limited to obligations or securities that mature not later than the business day prior to the next succeeding Distribution Date.

     "Interest Strip" for any Class A Distribution Date, means the Class A Interest Strip, for any Class B Distribution Date, means the Class B Interest Strip and for any Class C Distribution Date, means the Class C Interest Strip.

     "Initial Accrued Interest" means, with respect to each Treasury Security, the amount of interest that accrued thereon to, but excluding, the Cut-off Date.

     "Required Interest" for the Certificates of any Class thereof on any given Distribution Date means the accrued and unpaid interest on the outstanding Certificate Principal Balance of such Certificates, computed at the applicable Pass-Through Rate.

     "Required Principal" for the Certificates or any Class thereof for any Distribution Date means the amount received on the Treasury Securities attributable to principal payments thereon during the related Collection Period. No principal payments are scheduled to be made on the Class A Treasury Note until August 15, 2002, the Class B Treasury Note until July 15, 2026 and the Class C Treasury Bond until November 15, 2016.

Early Termination

     The Class A Certificates may be paid in full on any date on or after the May 15, 1997 (the "Early Termination Date") upon the purchase of the Class A Treasury Note by the holder of the Class A Warrant. The Class B Certificates may be paid in full on any Early Termination Date upon the purchase of the Class B Treasury Note by the holder of the Class B Warrant. The Class C Certificates may be paid in full on any Early Termination Date upon the purchase of the Class C Treasury Bond by the holder of the Class C Warrant. On the related Early Termination Date, the Class A Certificates, the Class B Certificates or the Class C Certificates, as applicable, will be paid in full in the amount of par plus accrued interest (the "Early Termination Price").

     The holder of a Call Warrant (the "Warrantholder") (see below) may provide notice to the Trustee (a "Purchase Request") no less than 35 days prior to the applicable Early Termination Date that it will purchase the applicable Treasury Security. The Trustee will notify Certificateholders of the applicable Class of the Early Termination Date not less than 30 days prior to such Early Termination Date.

     On, or before, the Early Termination Date, the Warrantholder shall provide the Trustee with the Liquidation Price for such Treasury Security. Upon receiving such Liquidation Price, the Trustee will immediately deliver the Treasury Security relating to such Call Warrant to the Warrantholder.

     Deliveries of the Treasury Securities by the related Trust to the Warrantholder will only be made against payment by the Warrantholder in immediately available funds. Such payment must occur no later than 10:00 a.m. New York City time on the Early Termination Date. In the event that the Warrantholder fails to make payment by such time (a "Purchase Default"), the sale of the Treasury Securities will be voided and the early termination will be deemed to not be effective with respect to such Early Termination Date. In the event of a Purchase Default, the Certificates shall continue to remain outstanding and the Warrantholder's rights with respect to the Call Warrant shall be deemed surrendered to the Depositor.

Call Warrants

     The Class A Call Warrant represents the right to purchase the Class A Treasury Note from the Trustee for the price of par plus accrued interest to the Early Termination Date (the "Liquidation Price"). The Class B Call Warrant represents the right to purchase the Class B Treasury Note from the Trustee for the Liquidation Price for the Class B Treasury Note. The Class C Call Warrant represents the right to purchase the Class C Treasury Bond from the Trustee for the Liquidation Price for the Class C Treasury Bond.

     Under the terms of the Call Warrants and the Trust Agreement, Certificateholders will not be entitled to terminate the related Trust or cause the sale or other disposition of the Treasury Securities without the consents of the holders of the Call Warrant. In addition, amendment of the Trust Agreement may require, and amendment of the Call Warrants generally will require, consent of the affected Warrantholders. See "Description of the Trust Agreement--Voting Rights." No Call Warrants are being offered hereby.

                      Description of the Trust Agreement

General

     The Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Trust Agreement as executed will be filed by the Depositor with the Commission following the issuance and sale of the Certificates. The Trust created under the Trust Agreement (including the Series Supplement) will consist of the Class A Trust, the Class B Trust and the Class C Trust. The Class A Trust will consist of (i) the Class A Treasury Note (upon the purchase thereof and subject to the Class A Call Warrant and the Class A Retained Interest) and (ii) all payments on or collections in respect of the Class A Treasury Note due after the Cut-off Date. The Class B Trust will consist of (i) the Class B Treasury Note (upon purchase thereof and subject to the Class B Call Warrant and the Class B Retained Interest) and (ii) all payments on or collections in respect of the Class B Treasury Note due after the Cut-off Date. The Class C Trust will consist of (i) the Class C Treasury Bond (upon purchase thereof and subject to the Class C Call Warrant and the Class C Retained Interest) and (ii) all payments on or collections in respect of the Class C Treasury Bond due after the Cut-off Date. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the form of Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

     The discussions in the Prospectus under "Description of the Trust Agreement--Advances in Respect of Delinquencies", "--Certain Matters Regarding the Administrative Agent and the Depositor" (to the extent the discussion relates to the Administrative Agent), "--Administrative Agent Termination Events; Rights Upon Administrative Agent Termination Event", and "--Evidence as to Compliance" are not applicable to the Certificates.

The Trustee

     Bank One, West Virginia, N.A., a national banking association, will act as trustee for the Certificates and the Trust pursuant to the Trust Agreement.
The Trustee's offices are located at 707 Virginia Street East, 2nd Floor, Charleston, West Virginia 25301, Attn: Corporate Trust Department and its telephone number is (304) 348-4416.

     Pursuant to the Trust Agreement, the Depositor shall prepay the Ordinary Expenses of the Trustee.

     "Ordinary Expenses" are defined in the Trust Agreement and are generally described as the Trustee's customary fee for its services as Trustee, including
(i) the costs and expenses
of preparing, sending and receiving all reports, statements, notices, returns, filings, solicitation of consent or instructions, or other communications required by the Trust Agreement, (ii) the costs and expenses of holding and making ordinary collection or payments on the assets of the Trust and of determining and making payments of interest or principal, (iii) the costs and expenses of the Trust's or Trustee's counsel, accountants and other experts for ordinary or routine consultation or advice in connection with the establishment, administration and termination of the Trust, and (iv) any other costs and expenses that are or reasonably should have been expected to be incurred in the ordinary course of administration of the Trust.

     The Trust Agreement provides that the Trustee may not take any action which, in the Trustee's opinion, would or might cause it to incur Extraordinary Expenses with respect to a particular Trust, unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities and (ii) the Trustee has been instructed to do so by the related Certificateholders representing not less than 100% of the aggregate voting rights of the related Certificates then outstanding; provided, however, that for purposes of clause (ii) of this sentence, in the event of a payment default on the applicable Underlying Securities, a vote of not less than 66-2/3% of the aggregate voting rights of the related Certificates then outstanding shall suffice to instruct the Trustee to incur such Extraordinary Expenses. Extraordinary Expenses so incurred may be reimbursed to the Trustee out of the related Available Funds on any Distribution Date before any distributions to the related Certificateholders on such Distribution Date are made, unless the Certificateholders voting to incur such Extraordinary Expenses shall have agreed to bear the entire amount of such Extraordinary Expenses. "Extraordinary Expenses" are defined in the Trust Agreement as any and all costs, expenses or liabilities arising out of the establishment, existence or administration of the Trust, other than (i) Ordinary Expenses and (ii) costs and expenses payable by a particular Certificateholder, the Trustee or the Depositor pursuant to the Trust Agreement.

     The Trust Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Depositor and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates or the performance of the Trustee's duties under the Trust Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Trust Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Trust Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Trust Agreement.

Events of Default

     An event of default with respect to any Class of Certificates under the Trust Agreement (an "Event of Default") will consist of (i) a default in the payment of any interest on the related Treasury Security after the same becomes due and payable (subject to any applicable grace period); (ii) a default in the payment of the principal of or any installment of principal of the related Treasury Security when the same becomes due and payable; and (iii) the occurrence and continuance of such other events specified in the applicable Series supplement.

     In the event of a default in the payment of any amount on any Treasury Security the Trustee is required to proceed on behalf of the related Certificateholders to enforce its rights under the Treasury Securities or otherwise protect the interests of such Certificateholders. See "Description of the Trust Agreement--Collection and Other Administrative Procedures" in the Prospectus.

     The Trust Agreement will provide that, within 30 days after the occurrence of an Event of Default in respect of the Certificates of any Class, the Trustee will give notice to the holders of such Certificates, the applicable Warrantholders and the holders of the applicable Retained Interest, transmitted by mail, of all such uncured or unwaived Events of Default known to it. However, except in the case of an Event of Default relating to the payment of principal of or interest on any of the Treasury Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the holders of the Certificates of such Class, the related Warrantholders and the holders of the related Retained Interest.

     No holder of any Certificate will have the right to institute any proceeding with respect to the Trust Agreement, unless (i) such holder previously has given to the Trustee written notice of a continuing breach, (ii) the holders of Certificates of such Class evidencing not less than the "Required Percentage--Remedies" specified in the applicable series supplement of the aggregate Voting Rights of such Class have requested in writing that the Trustee institute such proceeding in its own name as Trustee, (iii) such holder or holders have offered the Trustee reasonable indemnity, (iv) the Trustee has for 15 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the holders of Certificates of such Class evidencing not less than the Required Percentage--Remedies of the aggregate Voting Rights of such Series.

Voting Rights

     At all times, 100% of all Voting Rights will be allocated among all holders of the Class A Certificates, the Class B Certificates and the Class C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates.

     The "Required Percentage--Amendment" of Voting Rights of those Certificates that are materially adversely affected by any modification or amendment of the Trust Agreement necessary to consent to such modification or amendment shall be 66-2/3%. In addition to the other restrictions on modification and amendment, the Trustee will not enter into any amendment or modification of the Trust Agreement which would adversely affect in any material respect the interests of a Warrantholder or the holder of a Retained Interest without the consent of the Warrantholder or the holder of a Retained Interest, respectively; provided, however, that no such amendment or modification will be permitted which would alter the timing or amount of any payment of the Early Termination Price or which would alter the status of a Trust as a grantor trust for Federal income tax purposes. See "Description of the Trust Agreement--Modification and Waiver" in the Prospectus. Further, no amendment to a Call Warrant or a Retained Interest will be permitted which would adversely affect in any material respect the interests of the Certificateholders without the consent of Certificateholders representing 66-2/3% of the aggregate Voting Rights of those Certificates that are materially adversely affected by such modification or amendment and without confirmation by the Rating Agency that such amendment will not result in a downgrading or withdrawal of its rating of the Certificates; provided, however, that no such amendment or modification will be permitted which would alter the timing or amount of any payment of the Liquidation Price for a Treasury Security, without the consent of Certificateholders representing 100% of the aggregate Voting Rights of the related Class of Certificates or which would alter the status of the related Trust as a grantor trust for Federal income tax purposes. In addition, a Call Warrant may not be amended without the consent of the related Warrantholder and a Retained Interest may not be amended without the consent of the holder thereof.

Voting of Underlying Securities, Modification Trust Agreement

     The Trustee, as holder of the Treasury Securities, has the right to vote and give consents and waivers in respect of such Underlying Securities as permitted by the Federal Reserve Bank and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from Federal Reserve Bank for its consent to any amendment, modification or waiver of the Treasury Securities or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Treasury Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each applicable Certificateholder of record as of such date. The Trustee shall request instructions from the applicable Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative Certificate Principal Balances of the Certificates) as the applicable Certificates of the related Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary, the Trustee shall at no time vote or consent to any matter (i) unless such vote or consent would not (based on an opinion of counsel) alter the status of the Trust as a grantor trust for Federal income tax purposes, (ii) which would alter the timing or amount of any payment on the Treasury Securities, including, without limitation, any demand to accelerate the Treasury Securities, except in the event of an event of default with respect to the Treasury Securities or an event which with the passage of time would become an event of default and with the unanimous consent of all applicable Certificateholders or (iii) which would result in the exchange or substitution of any of the outstanding Treasury Securities pursuant to a plan for the refunding or refinancing of such Treasury Securities except in the event of a default under the Treasury Securities and only with the unanimous consent of the related Certificateholders. The Trustee shall have no liability for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

     In the event that an offer is made by the United States to issue new obligations in exchange and substitution for any of the Treasury Securities, pursuant to a plan for the refunding or refinancing of the Treasury Securities or any other offer is made for the Treasury Securities, the Trustee shall notify the applicable Certificateholders of such offer as promptly as practicable. The Trustee must reject any such offer unless an event of default under the Treasury Securities has occurred, the Trustee is directed by the affirmative vote of all of the applicable Certificateholders to accept such offer and the Trustee has received the tax opinion described above.

     If an event of default under the Treasury Securities occurs and is continuing and if directed by all the holders of outstanding Class A Certificates, Class B Certificates or Class C Certificates, as applicable, the Trustee shall vote the Treasury Securities in favor of directing, or take such other action as may be appropriate to declare the unpaid principal amount of the Treasury Securities and any accrued and unpaid interest thereon to be due and payable. In connection with a vote concerning whether to declare the acceleration of the Treasury Securities, the Certificateholders, the related Warrantholder and the holder of the related Retained Interest may differ from each other and from holders of other securities of the United States Treasury.

Termination of a Trust

     A Trust shall terminate upon the earliest to occur of the payment in full at maturity or sale by the Trust in accordance with the Call Warrants of all of the related Treasury Securities and the distribution in full of all amounts due to the related Certificateholders, the related Warrantholders and the holder of the related Retained Interest. See "Description of the Trust Agreement-- Termination" in the Prospectus. Under the terms of the Trust Agreement, the related Certificateholders will not be entitled to terminate the Trust or cause the sale or other disposition of the related Treasury Securities, if and for so long as any related Call Warrant remains outstanding, without the consent of the related Warrantholder.

                        Federal Income Tax Consequences

     This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all Federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and who do not hold their Certificates as part of a "straddle," a "hedge" or a "conversion transaction." Investors should consult their own tax advisors to determine the Federal, state, local and other tax consequences of the purchase, ownership and disposition of the Certificates.

     The Trust will be provided with an opinion of Chapman and Cutler, Chicago, Illinois, special Federal tax counsel to the Depositor ("Federal Tax Counsel") regarding certain Federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the "Service") or the courts. Prospective investors should note that no rulings have been or will be sought from the Service with respect to any of the Federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.

Grantor Trust Certificates

     In the opinion of Federal Tax Counsel, each Trust will be classified as a grantor trust and not as an association taxable as a corporation for Federal income tax purposes. Accordingly, each owner of a Certificate (a "Certificate Owner") will be subject to Federal income taxation as if it owned directly the portion of the Deposited Assets allocable to such Certificates, as if it issued directly the portion of the related Call Warrant allocable to such Certificates and as if it paid directly its share of reasonable expenses paid by the related Trust. The following discussion assumes that the Underlying Securities were not issued with original issue discount ("OID") and, accordingly, the Certificate owners will not realize OID except with respect to a "stripped interest" (as defined below).

Income of Certificate Owners

     In General. A Certificate Owner will allocate the amount it pays for its Certificate among each Underlying Security and each of the Deposited Assets in the related Trust in proportion to their relative fair market values on the date of purchase of the Certificate in order to determine its initial tax basis for the pro rata portion of each Underlying Security and Deposited Asset held by the related Trust. A Certificate Owner would calculate separately its income, gain, loss or deduction realized with respect to each such asset.

     The Federal income tax treatment of a holder of Certificates will depend upon whether the interest in the Underlying Securities represented by a Certificate will be considered to be a "stripped bond" or "stripped coupon" (together a "stripped interest") within the meaning of Section 1286 of the Code. A Certificate will not be considered to represent a stripped interest in the Underlying Securities to the extent the Certificate is entitled to receive a proportionate amount of all principal of a particular maturity represented by the Underlying Securities and all interest relating thereto. A Certificate will be considered to represent a stripped interest in the Underlying Securities if the Certificate is entitled to receive less than all of the interest on a particular maturity represented by the Underlying Securities or if the Certificate is entitled to receive all or part of the interest on a particular maturity represented by the Underlying Securities but no principal on the Underlying Securities. In addition, if a Certificate is entitled to receive interest and principal on a particular maturity represented by the Underlying Securities, but the interest it is entitled to receive on a particular maturity represented by the Underlying Securities is disproportionately more than the principal it is entitled to receive on a particular maturity represented by the Underlying Securities, it could be argued (based on the preamble to

Treas. Reg. Section 1.1286-1 discussed below under "Tax Treatment of Certificates to the Extent They Are Stripped Interests") that the Certificates represents (a) an interest in a particular maturity represented by the Underlying Securities that is not a stripped interest to the extent it represents a proportional amount of all the principal and interest on a particular maturity represented by the Underlying Securities and (b) a stripped interest in a particular maturity represented by the Underlying Securities to the extent of any additional interest to which it is entitled on a particular maturity represented by the Underlying Securities. If a Certificate represents in part a stripped interest and in part not a stripped interest, such interests will be treated as two separate items for tax purposes and a purchaser of Certificates will be required to allocate its purchase price among the two items (as well as any other Deposited Assets) in proportion to their relative fair market values on the date of purchase.

     Tax Treatment of Certificates to the Extent They Are Not Stripped Interests. To the extent a Certificate does not represent a stripped interest in a particular maturity represented by the Underlying Securities, each Certificate Owner will be required to report on its Federal income tax return, in a manner consistent with its method of accounting, its proportional share of the gross income of the related Trust, including interest on and other amounts with respect to the corresponding Underlying Security, income derived from the other Deposited Assets held by the Trust, any gain or loss upon collection or disposition of the corresponding Underlying Security, other Deposited Assets, or as further described below under "Purchase and Sale of a Certificate" the sale or other disposition of a Certificate. In addition, gross income of a Trust may include any expenses of a Trust paid by the Depositor or other party. The portion of each monthly payment to a Certificate Owner that is allocable to principal on the corresponding Underlying Security (other than amounts representing market discount, as described below) will represent a recovery of capital, which will reduce the tax basis of such Certificate Owner's undivided interest in the Underlying Securities.

     To the extent that the portion of the purchase price of a Certificate allocated to a Certificate Owner's undivided interest in an Underlying Security, based on the relative fair market value of a Treasury Security in which an interest is acquired as well as other Deposited Assets in which an interest is acquired, is greater than or less than the portion of the principal balance of the Underlying Security allocable to the Certificate, such interest in the Underlying Security will have been acquired at a premium or discount, as the case may be (the "Allocated Purchase Price"). This allocation is required to be calculated separately for each Underlying Security represented by a Certificate. To the extent that the allocated Purchase Price is less than the principal balance of an Underlying Security, the Certificate Owner's interest in such Underlying Security will be treated as purchased at a "market discount." The market discount on a Underlying Security will, however, be considered to be zero if it is less than a statutorily defined de minimis amount. Conversely, to the extent that the allocated Purchase Price exceeds the principal balance of an Underlying Security, the Certificate Owner's interest therein will be treated as purchased with "bond premium." See the discussion below under "Bond Premium."

     For example, if the allocated Purchase Price paid by a Certificate Owner with respect to an Underlying Security is equal or almost equal to the portion of the principal balance of the Underlying Security that is allocable to the Certificate, there would be no significant amount of discount or premium with respect to its interest in such Underlying Security. Moreover, if the total purchase price of a Certificate is equal to the principal amount of the Underlying Securities allocable to the Certificate, one or more Underlying Securities will have been purchased at a discount because a portion of such purchase price will be allocated to the other Deposited Assets of the related Trust.

     In general, under the market discount provisions of the Code, all or a portion of the principal payments received by the related Trust and the gain recognized upon a sale, maturity or disposition of an Underlying Security or upon the sale or other disposition of a Certificate (as further described below under "Purchase and Sale of a Certificate") will be taxable as ordinary income to the extent of accrued market discount. In general, the accrued market discount on each Underlying Security will equal an amount that bears the same ratio to the market discount on the Underlying Security as the number of days that the Trust held the Underlying Security (or a Certificate Owner held a Certificate related thereto), bears to the number of days after the related Trust acquired the Underlying Security (or a Certificate Owner acquired a Certificate related thereto) and up and to the date of the maturity of the Underlying Security. At the election of a Certificate Owner, market discount can be accrued under a constant yield method as further described on the Code. The ordinary income treatment on dispositions described above will not apply if a Certificate Owner elects (or has previously elected) to include market discount in income currently as it accrues for each taxable year during which it holds the Certificate. Such election, if made, will also apply to all debt instruments acquired directly or indirectly, by the Certificate Owner during the year in which the election is made and all debt instruments acquired thereafter and is irrevocable without the consent of the Service. If a Certificate Owner does not elect to annually include accrued market discount in taxable income as it accrues, deductions for any interest expense incurred by a Certificate Owner that is incurred to purchase or carry a Certificate will be reduced by such accrued market discount. In general, the portion of any interest expense that was not currently deductible would ultimately be deductible when the accrued market discount is included in income. Certificate Owners should consult their tax advisors regarding whether an election should be made to include market discount in income as it accrues and the method of accrual and as to the amount of interest expense that may not be currently deductible.

     Tax Treatment of Certificates to the Extent They Are Stripped Interests. To the extent a Certificate represents a stripped interest in a particular maturity represented by the Underlying Securities, each such Certificate will be subject to the OID rules. The amount of OID on a stripped interest is equal to the excess of the stated redemption price at maturity (or the amount payable on the coupon) over the portion of the purchase price for the Certificate allocable to the stripped interest, based on the relative fair market value of all assets acquired.

     The tax treatment of a Certificate Owner will depend upon whether the amount of OID on the stripped interest represented by the Certificate is less than a statutorily defined de minimis amount. In general, under Treas. Reg. Section 1.1286-1 (the "De Minimis Regulation"), the amount of OID with respect to the stripped interest will be de minimis if it is less than 1/4 of one percent multiplied by the product of the "stated redemption price at maturity" (or in the case of a stripped coupon, the amount payable on the due date of such coupon) and the number of full years remaining after the purchase date of either the Underlying Security by the related Trust or a Certificate by a Certificate Owner, as appropriate until the maturity of such stripped interest. However, if the stripped interest provides for amortization of principal, the amount of OID will be de minimis if it is less than 1/4 of one percent multiplied by the product of the stated redemption price at maturity (or in the case of a stripped coupon, the amount payable on the due date of such coupon) and the weighted average maturity. This calculation of de minimis OID is to be performed separately for each new purchaser of a Certificate of the stripped interest from the date of purchase of the Underlying Security by the related Trust or a Certificate by a Certificate Owner, as appropriate.

     In the preamble to the De Minimis Regulation, the Service stated that the final regulations are premised on the assumption that stripped coupons may be treated as qualified stated interest with respect to the bonds from which they are stripped and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances. According to the Service, without these assumptions, each stripped bond and stripped coupon would be treated as a separate (zero coupon) bond, and the OID with respect to each such separate bond or coupon virtually never would be de minimis. Finally, the Service indicated that future regulations under section 1286 will provide specific guidance relating to these assumptions. Certificate Owners are advised to consult their tax advisers with respect to the use of this assumption in determining the federal income tax consequences associated with the acquisition, ownership and disposition of a Certificate, including the determination of whether (i) OID is de minimis, (ii) a Certificate is subject to the market discount rules discussed above under "Tax Treatment of Certificates to the Extent They Are Not Stripped Interests," and (iii) whether a Certificate represents an interest in an Underlying Security purchased at a premium and is subject to the discussion below under "Bond Premium."

     To the extent the amount of OID on the stripped interest represented by the Certificate is de minimis under the rules discussed above, such OID will be treated as zero. As a result, as described above under "Tax Treatment of Certificates to the Extent They Are Not Stripped Interests," a Certificate Owner would report its share of the income of the related Trust under its usual method of accounting.

     If the OID with respect to the stripped interest in a particular maturity represented by the Underlying Securities represented by a Certificate is not treated as being de minimis, a Certificate Owner will be required to include in income any OID on the stripped interest. Whether the Certificate Owner uses the cash or the accrual method of tax accounting, OID must be included in income as it accrues on a daily basis, regardless of when cash payments are received, using a method reflecting a constant yield as described below. Such treatment could result in the accrual of income by such Certificate Owner prior to the receipt of cash by such Certificate Owner. The accrual of OID depends upon whether the Underlying Security with respect to which OID exists matures within one year of the date purchased. In the case of a Certificate that matures within one year, OID accrues daily on a ratable basis unless the holder elects to accrue such discount under a constant yield method, compounded daily. In the case of a Certificate that does not mature within one year of the date purchased, OID generally accrues daily, computed under a constant yield method, compounded at least annually (with straight line interpolation between compounding dates). Prospective purchasers should consult their tax advisors as to the computation of the accrual of OID, including the impact of the discussion set forth above in the preamble to the De Minimis Regulation.

Bond Premium

     In the event that a Certificate represents an interest in an Underlying Security purchased (either initially upon the formation of the related Trust or upon the purchase of a Certificate) at a premium, such premium will be amortizable by the Certificate Owner as an offset to interest income (with a corresponding reduction in the Certificate Owner's basis) under a constant yield method over the term of the Underlying Security if an election under Section 171 of the Code is made or was previously in effect. Any such election will also apply to all debt instruments held by the Certificate Owner during the year in which the election is made and all debt instruments acquired thereafter and the election is irrevocable without the consent of the Service.

Election to Treat All Interest as Original Issue Discount

     Under Treas. Reg. Section 1.1272-3 and with the limits set forth therein, any Certificate Owner may elect to include in gross income all interest (including stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any bond premium or acquisition premium) that accrues on an unstripped or stripped interest using the constant yield method described above. Such an election with respect to an unstripped or stripped interest having amortizable bond premium or market discount, to the extent permitted, would constitute, respectively, an election to apply the market discount rules or bond premium rules with respect to all other debt instruments with market discount or amortizable bond premium, as the case may be, of such Certificate Owner. A Certificate Owner should consult its tax adviser as to whether to make such an election.

Modification or Exchange of Underlying Securities

     Depending upon the circumstances, it is possible that a modification of the terms of one or more of the Underlying Securities, or a substitution of other assets for the Underlying Securities, would be a taxable event to Certificate Owners on which they would recognize gain or loss.

Deductibility of Trust's Fees and Expenses

     In computing its Federal income tax liability, a Certificate Owner will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees paid or incurred by the related Trust and any allowable amortization deductions with respect to certain other assets of the related Trust, but not amortizable bond premium. If a Certificate Owner is an individual, estate or trust, the deduction for his share of fees will be a miscellaneous itemized deduction and will only be allowable to the extent that they exceed 2% of the Certificate Owner's adjusted gross income.

Purchase and Sale of a Certificate

     A Certificate Owner's tax basis in a Certificate generally will equal the cost of such Certificate (A) increased by the sum of (i) the fair market value of the related Call Warrant allocable to such Certificate and (ii) any amounts of undistributed taxable income (e.g., OID or market discount) and (B) reduced by any (i) amortized premium (each as described above) and (ii) payments other than payments of qualified stated interest, if any (subject to the application of the discussion set forth above in the preamble to the De Minimis Regulation), on an Underlying Security represented by the Certificate. In addition a Certificate Owner's tax basis in a Certificate may be reduced by expenses of the related Trust paid by the Depositor or other party.

     If a Certificate Owner sells its Certificate, gain, if any, will constitute ordinary income to the extent of the aggregate of the accrued market discount (which has not previously been included in such Certificate Owner's taxable income) with respect to the Certificate Owner's pro rata portion of each Underlying Security held by the related Trust. Any other gains (or losses) will be capital gains (or losses) except in the case of a dealer or a financial institution, and will be long-term if the Certificate Owner has held its Certificates for more than one year. A Certificate Owner will recognize taxable gains (or losses) (a) upon redemption or sale of its Certificate, (b) if the Trustee disposes of an asset of the related Trust or (c) upon receipt by the Trustee of payments of principal on the related Underlying Securities. The amount of any such gain (or loss) is measured by comparing the Certificate Owner's pro rata share of the total proceeds from the transaction with its adjusted tax basis in its certificate or its pro rata interest in the asset as the case may be, and then reducing such gain, if any, to the extent characterized as ordinary income resulting from accrued market discount as discussed above. A Certificate Owner's tax basis in its Certificate and its pro rata portion of each of the Underlying Securities of the related Trust may be adjusted to reflect the accrual of market discount (if the Certificate Owner has elected to include such discount in income as it accrues), original issue discount and amortized bond premium, if any. The tax cost reduction requirements of the Code relating to amortization of bond premium may, under some circumstances, result in the Certificate Owner realizing a taxable gain when its Certificates are sold or redeemed for an amount equal to its original cost. In addition, Certificate Owners must reduce the tax basis of its Certificates and their pro rata portion of the Underlying Securities of the related Trust for their share of accrued interest received by the Trust, if any, on Underlying Securities delivered after the Certificate Owner pays for its certificates to the extent that such interest accrued on such Underlying Securities during the period from the Certificate Owner's settlement date to the date such Underlying Securities are delivered to the related Trust and, consequently, such Certificate Owner may have an increase in taxable gain or reduction in capital loss upon the disposition of its Certificates or such Underlying Securities.

     For taxable years beginning after December 31, 1986 and before January 1, 1996, certain corporations may be subject to the environmental tax (the "Superfund Tax") imposed by Section 59A of the Code. Interest received from, and gains recognized from the disposition of, an Underlying Security by the related Trust or the sale of Certificates by a Certificate Owner will be included by such corporations in the computation of the Superfund Tax. Under current Code provisions, the Superfund Tax does not apply to tax years beginning on or after January 1, 1996. However, the Superfund Tax could be extended retroactively.

     The Revenue Reconciliation Act of 1993 (the "Act") raised tax rates on ordinary income while capital gains remain subject to a 28% maximum stated rate for taxpayers other than corporations. Because some or all capital gains are taxed at a comparatively lower rate under the Act, the Act includes a provision that recharacterizes capital gains as ordinary income in the case of certain financial transactions that are "conversion transactions" effective for transactions entered into after April 30, 1993. Certificate Owners and prospective investors should consult with their tax advisors regarding the potential effect of this provision on their investment in the Certificates.

Call Premium; Exercise of Call Warrant

     As described above, each Certificateholder should be deemed to have received at the time of its purchase of its Certificate a call premium in an amount equal to the fair market value of the portion of the related Call Warrant allocable to its Certificate. The receipt of such call premium should not be a taxable event to the Certificateholder until such time as the related Call Warrant so allocable to its Certificate is exercised or lapses. If the related Call Warrant lapses unexercised, the Certificateholder will be required to include the call premium in income for the taxable year the related Call Warrant terminated as short-term capital gain. If the related Call Warrant is exercised, the proceeds of sale of the Certificate will be increased by the amount of the call premium. The gain from such sale will be long-term or short-term capital gain, depending upon whether the Certificate was then held for the requisite holding period.

Backup Withholding

     Payments made on the Certificates and proceeds from the sale of the Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, the Certificate Owner fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

Foreign Certificate Owners

     To the extent that amounts paid to Certificate Owners that are not United States persons ("Foreign Certificate Owners") are treated as interest with respect to Underlying Securities issued after July 18, 1984, such amounts generally will not be subject to the annual 30% withholding tax, provided that such Foreign Certificate Owner fulfills certain certification requirements. Under such requirements, the holder must certify, under penalties of perjury, that it is not a "United States person" and provide its name and address.

     A "United States person" means a citizen or resident of the U.S., a corporation, partnership or other entity created or organized in or under the laws of the U.S. or any political subdivision thereof, or an estate or trust the income of which is includible in gross income for U.S. Federal income tax purposes, regardless of its source.

                       State and Other Tax Consequences

     Under Federal legislation, interest on Treasury obligations is generally exempt from state and local income taxes on individual investors. This exemption should apply to an individual Certificate Owner's share of interest on the related Treasury Securities. The exemption does not extend to gain on sale or other disposition of a Certificate or on exercise or expiration of a related Call Warrant (including any such gain arising under an alternate tax position described above). Prospective purchasers should consult their tax advisors concerning state, local, foreign and other tax consequences of the acquisition and holding of Certificates.

                             ERISA Considerations

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(I) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Plan").

     In accordance with ERISA's general fiduciary standards, before investing in a Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

     An investment in Certificates by a Plan might result in the assets of the related Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of the related Trust, might be prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term "plan assets." Under Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity. Thus, if a Plan acquired a Certificate of a particular class, for certain purposes (including the prohibited transaction provisions) the Plan would be considered to own its share of the underlying assets of the related Trust unless
(1) such Certificate is a "publicly-offered security" or (2) equity participation in such class by benefit plan investors is not "significant."

     A publicly-offered security is a security that is (1) freely transferable,
(2) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering and (3) either is (A) part of a class of securities registered under
Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Plan as a part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. The Depositor makes no representation as to whether the Certificates of any class will be considered publicly-offered securities within the meaning of the Regulation.

     Participation by benefit plan investors in any class of Certificates would not be significant if immediately after the most recent acquisition of Certificates of such class, whether or not from the Depositor or an Agent or Underwriter, less than 25 percent of the value of such class were held by benefit plan investors, which are defined as Plans and employee benefit plans not subject to ERISA (for example, governmental plans). There can be no assurance that less than 25 percent of the value of any given class of Certificates will be held by benefit plan investors.

     If assets of a Trust were deemed to be Plan assets, certain transactions involving such Trust, including the acquisition of the Certificates themselves by a Plan, could be prohibited transactions. If, for example, any holder of a Call Warrant were a party in interest or disqualified person with respect to a Plan investor, the exercise of the Call Warrant could be construed as a prohibited indirect sale from the Plan to the holder of the Call Warrant. Any such prohibited transaction could be treated as exempt under ERISA and the Code if the Certificates were acquired pursuant to and in accordance with one or more "class exemptions" issued by the DOL, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts) or PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts).

     Certificates will not be sold to any Plan unless such Plan represents that the acquisition of a Certificate would not be prohibited under ERISA and the Code because an exemption is applicable to the acquisition and holding of the Certificates and the activities of the related Trust. Alternatively, if the Depositor is able to confirm the existence of at least 100 independent purchasers of a class, the foregoing representation will not be a condition to acquisition of Certificates of such class.

     Any Plan proposing to acquire Certificates should consult with its counsel.

                             Plan of Distribution

     Subject to the terms and conditions set forth in the Underwriting Agreement, dated as of November __, 1996 (the "Underwriting Agreement"), the Depositor has agreed to sell and Morgan Keegan & Company, Inc. (an affiliate of the Depositor) (the "Underwriter") has agreed to purchase, all of the Class A Certificates at a price of ____%, all of the Class B Certificates at a price of ____% and all of the Class C Certificates at a price of ____% plus accrued interest from the Cut-off Date.

     The Depositor has been advised by the Underwriter that it proposes to offer the Certificates from time to time in negotiated transactions at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of Certificates for whom they may act as agents. Concession to dealers may vary but will not exceed ____% for the Class A Certificates, ____% for the Class B Certificates and ____% for the Class C Certificates. The Underwriter and any dealers that participate with the Underwriter in the distribution of Certificates may be deemed to be underwriters, and any profit on the resale of Certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act. The acquisition by the Depositor of the Call Warrants and the Retained Interests at a discount to their value may be deemed to represent underwriting compensation.

     If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the Offered Certificates in which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales will be made at negotiated prices determined at the time of sale.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter may be required to make in respect thereof.

     Morgan Keegan & Company, Inc. is an affiliate of the Depositor, and the participation by Morgan Keegan & Company, Inc. in the offering of the Certificates complies with Schedule E of the By-Laws of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

                                    Ratings

     It is a condition to the issuance of the Certificates that the Certificates be rated not lower than "AAA" by Standard & Poor's Ratings Services ("Standard & Poor's" or the "Rating Agency"). The ratings address the likelihood of the receipt by the Certificateholders of payments required under the Trust Agreement, and are based primarily on the credit quality of the Treasury Securities. The rating on the Certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Certificates, the corresponding effect on yield to investors.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of similar ratings on different securities. A security rating does not address the likelihood of the exercise of a Call Warrant, or the corresponding effect on yield to investors.

     The Depositor has not requested a rating on the Certificates by any rating agency other than the Standard & Poor's. However, there can be no assurance as to whether any other rating agency will rate the Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Certificates by the Standard & Poor's.

                                Legal Opinions

     Certain legal matters relating to the Certificates will be passed upon for the Depositor and the Underwriter by Chapman and Cutler, Chicago, Illinois.


                                Index of Terms

Term                                                                        Page

Act.........................................................................S-27
Allocated Purchase Price....................................................S-22
Available Funds.............................................................S-13
Base Trust Agreement.........................................................S-3
CEDE........................................................................S-11
Certificate Owner...........................................................S-21
Certificates............................................................S-1, S-3
Class A Available Funds.....................................................S-13
Class A Distribution Date...............................................S-1, S-4
Class A Final Distribution Date.........................................S-1, S-4
Class A Interest Strip...........................................S-6, S-10, S-13
Class A Treasury Note.............................................S-1, S-8, S-10
Class B Available Funds.....................................................S-13
Class B Distribution Date...............................................S-1, S-4
Class B Final Distribution Date.........................................S-1, S-4
Class B Interest Strip...........................................S-6, S-10, S-14
Class B Treasury Note.............................................S-1, S-8, S-10
Class C Available Funds.....................................................S-14
Class C Distribution Date...............................................S-1, S-4
Class C Final Distribution Date.........................................S-1, S-4
Class C Interest Strip...........................................S-7, S-10, S-14
Class C Treasury Bond.............................................S-1, S-8, S-10
Clearing Agency.............................................................S-11
Closing Date.................................................................S-1
Code........................................................................S-20
Cut-off Date.................................................................S-1
De Minimis Regulation.......................................................S-24
Depositor....................................................................S-1
DOL.........................................................................S-28
DTC.....................................................................S-2, S-6
Early Termination Date............................................S-1, S-5, S-14
Early Termination Price...........................................S-1, S-5, S-15
Eligible Investments........................................................S-14
ERISA..................................................................S-7, S-28
Event of Default............................................................S-17
Extraordinary Expenses......................................................S-17
Federal Tax Counsel.........................................................S-21
Final Distribution Date.................................................S-1, S-4
Foreign Certificate Owners..................................................S-27
Initial Accrued Interest....................................................S-14
Interest Strip..............................................................S-14
Interest Strips.............................................................S-11
Liquidation Price............................................................S-5




NYSE..................................................................S-1, S-12
OID........................................................................S-21
Ordinary Expenses..........................................................S-16
Participants................................................................S-2
Plan..................................................................S-7, S-28
Prospectus..................................................................S-1
PTCE.......................................................................S-29
Purchase Default...........................................................S-15
Purchase Request......................................................S-5, S-15
Rating Agency..............................................................S-31
Regulation.................................................................S-28
Required Interest..........................................................S-14
Required Principal.........................................................S-14
Retained Interests.........................................................S-11
Series Supplement...........................................................S-3
Service....................................................................S-21
Standard & Poor's..........................................................S-31
stripped interest..........................................................S-21
Superfund Tax..............................................................S-27
Treasury Securities...................................................S-1, S-10
Trust.......................................................................S-1
Trust Agreement........................................................S-1, S-3
Trustee.....................................................................S-1
Underlying Securities.......................................................S-1
Underwriter...........................................................S-1, S-30
Underwriting Agreement.....................................................S-30
United States person.......................................................S-28
Warrantholder.........................................................S-5, S-15



++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ Information contained herein is subject to completion or amendment. A        +
+ registration statement relating to these securities has been filed with the + + Securities and Exchange Commission. These securities may not be sold nor may +
+ offers to buy be accepted prior to the time the registration statement       +
+ becomes effective. This prospectus shall not constitute an offer to sell or + + the solicitation of an offer to buy nor shall there by any sale of these + + securities on any State in which such offer, solicitation or sale would be + + unlawful prior to registration or qualification under the securities laws +
+ of any such State.                                                           +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 Subject to Completion Dated November 14, 1996

                                  PROSPECTUS

                              TRUST CERTIFICATES
                             (ISSUABLE IN SERIES)

                      SOUTHPOINT STRUCTURED ASSETS, INC.
                                   DEPOSITOR

   The Trust Certificates (the "Certificates") offered hereby and by supplements (each a "Prospectus Supplement") to this Prospectus will be offered from time to time in one or more series (each a "Series") and in one or more classes within each such Series (each a "Class"). Certificates of each respective Series and Class will be offered on terms to be determined at the time of sale as described in the related Prospectus Supplement accompanying the delivery of this Prospectus. Each Series and Class of Certificates will be issuable as individual securities in registered form without coupons ("Registered Certificates") or as one or more global securities in registered form (each a "Global Security").

   Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust (the "Trust"), the assets of which will consist primarily of a publicly issued, fixed income debt security or a pool of such debt securities (the "Underlying Securities"), together with certain other assets described herein and in the related Prospectus Supplement (such assets, together with the Underlying Securities, the "Deposited Assets"), to be deposited in trust for the benefit of holders of Certificates of such Series ("Certificateholders") by Southpoint Structured Assets, Inc. (the "Depositor") pursuant to a Trust Agreement and a series supplement thereto with respect to any given Series (collectively, the "Trust Agreement") among the Depositor, the administrative agent, if any (the "Administrative Agent") and the trustee (the "Trustee") named in the related Prospectus Supplement. The Underlying Securities will be purchased by the Depositor in the secondary market (either directly or through an affiliate of the Depositor), and will not be acquired from the obligor with respect thereto or pursuant to any distribution by or agreement with any such obligor. The Underlying Securities discussed herein and in the related Prospectus Supplement represent (i) an obligation issued or guaranteed by the United States of America or any agency thereof for the payment of which the full faith and credit of the United States of America is pledged, (ii) an obligation of one or more U.S. government sponsored entities, (iii) Government Trust Certificates ("GTCs") (provided that such GTCs, together with any AID-Guaranteed Underlying Securities (as defined below), shall not account for 10% or more of the aggregate cash flows on the Underlying Securities securing any Series of Certificates), or (iv) obligations guaranteed by the United States Agency for International Development pursuant to the AID Housing Guaranty Program ("AID-Guaranteed Underlying Securities")(provided that such AID-Guaranteed Underlying Securities, together with any GTCs, shall not account for 10% or more of the aggregate cash flows on the Underlying Securities securing any Series of Certificates). If so specified in the related Prospectus Supplement, the Trust for a Series of Certificates may also include, or the Certificateholders of such Certificates may have the benefit of, any combination of insurance policies, letter of credit, reserve accounts and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due in respect of the Deposited Assets (collectively, "Credit Support"). See "DESCRIPTION OF CERTIFICATES" and "DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT."

   Each Class of Certificates of any Series will represent the right, which may be senior to those of one or more of the other Classes of such Series, to receive specified portions of payments of principal, interest and certain other amounts on the Deposited Assets in the manner described herein and in the related Prospectus Supplement. A Series may include two or more Classes differing as to the timing, sequential order or amount of distributions of principal, interest or premium and one or more Classes within such Series may be subordinated in certain respects to other Classes of such Series.

   Except as otherwise provided herein and in the applicable Prospectus Supplement, the Depositor's only obligations with respect to each Series of Certificates will be, pursuant to certain representations and warranties concerning the Deposited Assets, to assign and deliver the Deposited Assets and certain related documents to the applicable Trustee and, in certain cases, to provide for the Credit Support, if any. The principal obligations of an Administrative Agent, if any, is named in the applicable Prospectus Supplement, with respect to a Series of Certificates will be pursuant to its contractual administrative obligations and, only as and to the extent provided in the related Prospectus Supplement, its obligations to make certain cash advances in the event of payment delinquencies on the Deposited Assets. See "DESCRIPTION OF THE CERTIFICATES--ADVANCES IN RESPECT OF DELINQUENCIES."

   The Certificates of each Series will not represent an obligation of or interest in the Depositor, any Administrative Agent or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor the Deposited Assets (unless, and only as and to the extent otherwise specified in such Prospectus Supplement) will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, any Administrative Agent or their respective affiliates.

   PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH HEREIN UNDER "RISK FACTORS," BEGINNING ON PAGE 1.

                             ____________________

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ____________________

   The Certificates may be offered and sold to or through underwriters, through dealers or agents or directly to purchasers, as more fully described under "Plan of Distribution" and in the related Prospectus Supplement. This Prospectus may not be used to consummate sales of Certificates offered hereby unless accompanied by a Prospectus Supplement.

   The date of this Prospectus is __________, 1996

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Certificates to be offered thereby and hereby will set forth, among other things, the following with respect to such Series: (a) the specific designation and aggregate principal amount, (b) the number of Classes of such Series and, with respect to each Class of such Series, its designation, aggregate principal amount or, if applicable, notional amount and authorized denominations, (c) certain information concerning the type, characteristics and specifications of the Deposited Assets and any Credit Support for such Series or Class, (d) the relative rights and priorities of each such Class (including the method for allocating collections from the Deposited Assets to the Certificateholders of each Class and the relative ranking of the claims of the Certificateholders of each Class to such Deposited Assets), (e) the name of the Trustee and the Administrative Agent, if any, for such Series, (f) the Pass Through Rate (as defined below) or the terms relating to the applicable method of calculation thereof, (g) the time and place of distribution (each such date, a "Distribution Date") of any interest, premium (if any) and/or principal, (h) the date of issue, (i) the scheduled final Distribution Date, if applicable, (j) the offering price, (k) any mandatory or optional redemption terms and any other specific terms of Certificates of each such Series or Class. See "DESCRIPTION OF CERTIFICATES--GENERAL" for a listing of other items that may be specified in the applicable Prospectus Supplement.

                             AVAILABLE INFORMATION

     The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information concerning the Depositor can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission:
New York Regional Office, Seven World Trade Center, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. Such material can also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Depositor does not intend to send any financial reports to Certificateholders.

     The Depositor has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Certificates. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     All documents filed by the Depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Depositor will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the President of Southpoint Structured Assets, Inc., at its principal executive office located at 50 North Front Street, Memphis, Tennessee 38103. Telephone requests for such copies should be directed to the President of Southpoint Structured Assets, Inc. at (901) 524-4100.

                         REPORTS TO CERTIFICATEHOLDERS

     Except as otherwise specified in the applicable Prospectus Supplement, unless and until Definitive Certificates are issued, on each Distribution Date unaudited reports containing information concerning the related Trust will be prepared by the related Trustee and sent on behalf of each Trust only to Cede & Co. ("Cede"), as nominee of DTC and registered holder of the Certificates. See "DESCRIPTION OF CERTIFICATES--GLOBAL SECURITIES" and "DESCRIPTION OF THE TRUST AGREEMENT--REPORTS TO CERTIFICATEHOLDERS; NOTICES." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, on behalf of each Trust, will cause to be filed with the Commission such periodic reports as are required under the Exchange Act. The obligation to file such reports may be suspended under the Exchange Act in as little time as the year after the first fiscal year of the Trust and, consequently, the Depositor will stop filing such reports.

                               TABLE OF CONTENTS

HEADING                                                                     PAGE
PROSPECTUS SUPPLEMENT......................................................    2

AVAILABLE INFORMATION......................................................    2

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................    3

REPORTS TO CERTIFICATEHOLDERS..............................................    3

RISK FACTORS...............................................................    6

THE DEPOSITOR..............................................................    8

USE OF PROCEEDS............................................................    9

FORMATION OF THE TRUST.....................................................    9

MATURITY AND YIELD CONSIDERATIONS..........................................   10

DESCRIPTION OF CERTIFICATES................................................   11
     General...............................................................   12
     Distributions.........................................................   14
     Interest on the Certificates..........................................   15
     Principal of the Certificates.........................................   23
     Optional Redemption of Certificates...................................   23
     Global Securities.....................................................   23

DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT.........................   26
     General...............................................................   26
     Underlying Securities.................................................   27
     Principal Economic Terms of Underlying Securities.....................   28
     Publicly Available Information........................................   29
     Other Deposited Assets................................................   29
     Credit Support........................................................   30
     Collections...........................................................   32

DESCRIPTION OF THE TRUST AGREEMENT.........................................   33
     General...............................................................   33
     Assignment of Deposited Assets........................................   33
     Collection and Other Administrative Procedures........................   34
     Retained Interest.....................................................   36
     Advances in Respect of Delinquencies..................................   37


     Certain Matters Regarding the Administrative Agent and the Depositor... 37 Administrative Agent Termination Events; Rights Upon Administrative
          Agent Termination Event........................................... 38
     Modification and Waiver................................................ 40
     Reports to Certificateholders.......................................... 41
     Evidence as to Compliance.............................................. 42
     Replacement Certificates............................................... 43
     Termination............................................................ 43
     Duties of the Trustee.................................................. 44
     The Trustee............................................................ 44

PLAN OF DISTRIBUTION........................................................ 44

LEGAL OPINIONS.............................................................. 46

INDEX OF TERMS.............................................................. 47

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Certificates:

     Limited Liquidity. There will be no market for any Series (or Class within such Series) of Certificates prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of such Certificates.

     Certain Legal Aspects. The applicable Prospectus Supplement may set forth certain legal considerations that are applicable to a specific Series (or Class or Classes within such Series) of Certificates being offered in connection with that Prospectus Supplement or the assets deposited in or assigned to the related Trust.

     Limited Obligations and Interests of the Depositor or any of its Affiliates. The Certificates will not represent a recourse obligation of or interest in the Depositor or any of its affiliates. The Certificates of each Series will not be insured or guaranteed by any government agency or instrumentality, the Depositor, any Person affiliated with the Depositor or the Issuer, or any other Person. The obligations, if any, of the Depositor with respect to the Certificates of any Series will only be pursuant to certain limited representations and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty. If, for example, the Depositor were required to repurchase an Underlying Security with respect to which the Depositor has breached a representation or warranty, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the seller of such Underlying Security to the Depositor, or from a reserve fund established to provide funds for such repurchases. The Depositor has no obligation to establish or maintain any such reserve fund.

     Limited Assets. Although the Trust for any Series (or Class of such Series) of Certificates may include, or the Certificateholders of such Certificates may have the benefit of, certain assets which are designed to support the payment upon, or otherwise ensure the servicing or distribution with respect to, the Deposited Assets related to such Series or Class as described in the related Prospectus Supplement, the Certificates do not represent obligations of the Depositor, any Administrative Agent or any of their affiliates and, unless otherwise specified in the applicable Prospectus Supplement, are not insured or guaranteed by the Depositor, any Administrative Agent, any of their affiliates or any other person or entity. Accordingly, Certificateholders' receipt of distributions in respect of the Certificates will depend entirely on the performance of and the Trust's receipt of payments with respect to the Deposited Assets and any Credit Support identified in the related Prospectus Supplement. See "Description of Deposited Assets and Credit Support."

     Credit Support Limitations. The Prospectus Supplement for a series of Certificates will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks.


     The amount of any applicable Credit Support supporting one or more classes of Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the Underlying Securities and certain other factors. There can, however, be no assurance that the loss experience on the related Underlying Securities will not exceed such assumed levels. See "Limited Nature of the Ratings of the Certificates", "Description of Deposited Assets and Credit Support."

     Maturity and Redemption Considerations. The timing of distributions of interest, premium (if any) and principal of any Series (or of any Class within such Series) of Certificates is affected by a number of factors, including the performance of the related Deposited Assets, the extent of any early redemption, repayment or extension of maturity with respect to the related Underlying Securities and the manner and priority in which collections from such Underlying Securities and any other Deposited Assets are allocated to each Class of such Series. Certain of these factors may be influenced by a variety of accounting, tax, economic, social and other factors. The related Prospectus Supplement will discuss any calls, puts or other redemption options, any extension of maturity provisions and certain other terms applicable to such Underlying Securities and any other Deposited Assets. See "Maturity and Yield Considerations."


     Early Termination of Trust. Unless otherwise set forth in the Prospectus Supplement, the Trust may be subject to early termination. In the event of early termination, the Certificates will have a shorter maturity than expected. Furthermore, such event is likely to occur, if at all, at a time when the market value of the Underlying Securities has increased due to a declining interest rate environment. In such an environment, the interest rates available on potiential reinvestment can be expected to be lower than the return that would have been earned on the remaining life of the Certificates if they had not been called and the Trust terminated. See "DESCRIPTION OF CERTIFICATES--Optional Redemption of Certificates" and "DESCRIPTIONS OF THE TRUST AGREEMENT-- Termination.

     Tax Considerations. The Federal income tax consequences of the purchase, ownership and disposition of the Certificates and the tax treatment of the Trust will depend on the specific terms of the Certificates, the Trust, any Credit Support and the Deposited Assets. See the description under "Federal Income Tax Considerations" in the related Prospectus Supplement.

     Limited Nature of the Ratings of the Certificates. At the time of issue, the Certificates of any given Series (or each Class of such Series that is offered hereby) will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies (a "Rating Agency"). Unless otherwise specified in the applicable Prospectus Supplement, the rating of any Series or Class of Certificates is based primarily on the related Deposited Assets and any Credit Support and the relative priorities of the Certificateholders of such Series or Class to receive collections from, and to assert claims against, the Trust with respect to such Deposited Assets and any Credit Support. The rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. There can be no assurance that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. Any Class or Classes of a given Series of Certificates may not be offered pursuant to this Prospectus, in which case such Class or Classes may or may not be rated in an investment grade category by a Rating Agency.

     Global Securities. Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series (or, if more than one Class exists, each Class of such Series) will initially be represented by one or more Global Securities deposited with, or on behalf of, a Depository (as defined below) and will not be issued as individual definitive Certificates to the purchasers of such Certificates. Consequently, unless and until such individual definitive Certificates of a particular Series or Class are issued, such purchasers will not be recognized as Certificateholders under the Trust Agreement. Hence, until such time, such purchasers will only be able to exercise the rights of Certificateholders indirectly through the Depository and its respective participating organizations and, as a result, the ability of any such purchaser to pledge that Certificate to persons or entities that do not participate in the Depository's system, or to otherwise act with respect to such Certificate, may be limited. See "DESCRIPTION OF CERTIFICATES--GLOBAL SECURITIES" and any further description contained in the related Prospectus Supplement.

     Passive Nature of the Trust. The Trustee with respect to any Series of Certificates will hold the Deposited Assets for the benefit of the Certificateholders. Each Trust will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any GSE Issuer or the value of the Deposited Assets. Under certain circumstances the holders of the Certificates may direct the Trustee to dispose of the Underlying Securities or take certain other actions in respect of the Deposited Assets.

     The Prospectus Supplement for each Series of Certificates will set forth information regarding additional risk factors, if any, applicable to such Series (and each Class within such Series) including any risk factors applicable to the specific Underlying Securities, other Deposited Assets, and where a concentration of credit risk exists, the Underlying Securities Issuer.

                                 THE DEPOSITOR

     The Depositor is an indirect wholly-owned subsidiary of Morgan Keegan, Inc. The Depositor was incorporated in the State of Delaware on July 30, 1996. The Depositor was organized for the purpose of acquiring Underlying Securities and issuing securities backed by such Underlying Securities. The Depositor anticipates that it will in many cases have acquired Underlying Securities indirectly through Morgan Keegan & Company, Inc., which is also an indirect wholly-owned subsidiary of Morgan Keegan, Inc. The Depositor does not have, nor is it expected in the future to have, any significant assets. The Certificates do not represent an interest in or an obligation of the Depositor.

     The Depositor maintains its principal office at 50 North Front Street, Memphis, Tennessee 38103. Its telephone number is (901) 524-4100.

                                USE OF PROCEEDS

     Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds to be received from the sale of each Series or Class of Certificates (whether or not offered hereby) will be used by the Depositor to purchase the related Deposited Assets and arrange certain Credit Support including, if specified in the related Prospectus Supplement, making required deposits into any reserve account or the applicable Certificate Account (as defined below) for the benefit of the Certificateholders of such Series or Class. Any remaining net proceeds, if any, will be used by the Depositor for general corporate purposes.

                             FORMATION OF THE TRUST

     The Depositor will assign the Deposited Assets for each Series of Certificates to the Trustee named in the applicable Prospectus Supplement, in its capacity as Trustee, for the benefit of the Certificateholders of such Series. See "DESCRIPTION OF THE TRUST AGREEMENT--ASSIGNMENT OF DEPOSITED ASSETS." The Trustee named in the applicable Prospectus Supplement will administer the Deposited Assets pursuant to the Trust Agreement and will receive a fee for such services (the "Trustee's Fee"). Any Administrative Agent named in the applicable Prospectus Supplement will perform such tasks as are specified therein and in the Trust Agreement and will receive a fee for such services (the "Administration Fee") as specified in the Prospectus Supplement. See "DESCRIPTION OF THE TRUST AGREEMENT--COLLECTION AND OTHER ADMINISTRATIVE PROCEDURES" and "--RETAINED INTEREST; ADMINISTRATIVE AGENT COMPENSATION AND PAYMENT OF EXPENSES." The Trustee or an Administrative Agent, if applicable, will either cause the assignment of the Deposited Assets to be recorded or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in such Deposited Assets.

     Unless otherwise stated in the Prospectus Supplement, the Depositor's assignment of the Deposited Assets to the Trustee will be without recourse. To the extent provided in the applicable Prospectus Supplement, the obligations of an Administrative Agent so named therein with respect to the Deposited Assets will consist primarily of its contractual administrative obligations, if any, under the Trust Agreement, its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to any Deposited Assets in amounts described under "DESCRIPTION OF THE TRUST AGREEMENT--ADVANCES IN RESPECT OF DELINQUENCIES," and its obligations, if any, to purchase Deposited Assets as to which there has been a breach of certain representations and warranties or as to which the documentation is materially defective. The obligations of an Administrative Agent, if any, named in the applicable Prospectus Supplement to make advances will be limited to amounts which any such Administrative Agent believes ultimately would be recoverable under any Credit Support, insurance coverage, the proceeds of liquidation of the Deposited
Assets or from other sources available for such purposes. See "DESCRIPTION OF THE TRUST AGREEMENT--ADVANCES IN RESPECT OF DELINQUENCIES."

     Unless otherwise provided in the related Prospectus Supplement, each Trust will consist of (i) such Deposited Assets, or interests therein, exclusive of any interest in such assets (the "Retained Interest") retained by the Depositor or any previous owner thereof, as from time to time are specified in the Trust Agreement; (ii) such assets as from time to time are identified as deposited in the related Certificate Account; (iii) property, if any, acquired on behalf of Certificateholders by foreclosure or repossession and any revenues received thereon; (iv) those elements of Credit Support, if any, provided, with respect to any Class within such Series that are specified as being part of the related Trust in the applicable Prospectus Supplement, as described therein and under "DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT--CREDIT SUPPORT"; (v) the rights of the Depositor under the agreement or agreements entered into by the Trustee on behalf of the Certificateholders which constitute, or pursuant to which the Trustee has acquired, such Deposited Assets; and (vi) the rights of the Trustee in any cash advances, reserve fund or surety bond, if any, as described under "DESCRIPTION OF THE TRUST AGREEMENT--ADVANCES IN RESPECT OF DELINQUENCIES."

     In addition, to the extent provided in the applicable Prospectus Supplement, the Depositor will obtain Credit Support for the benefit of the Certificateholders of any related Series (or Class within such Series) of Certificates.

                       MATURITY AND YIELD CONSIDERATIONS

     Each Prospectus Supplement will, to the extent applicable, contain information with respect to the type and maturities of the related Underlying Securities and the terms, if any, upon which such Underlying Securities may be subject to early redemption (either by the applicable obligor or pursuant to a third-party call option), repayment (at the option of the holders thereof) or extension of maturity. The provisions of the Underlying Securities with respect to the foregoing will, unless otherwise specified in the applicable Prospectus Supplement, affect the weighted average life of the related Series of Certificates.

     The effective yield to holders of the Certificates of any Series (and Class within such Series) may be affected by certain aspects of the Deposited Assets or any Credit Support or the manner and priorities of allocations of collections with respect to such Deposited Assets between the Classes of a given Series. With respect to any Series of Certificates the Underlying Securities of which consist of one or more redeemable securities, extendable securities or securities subject to a third-party call option, the yield to maturity of such Series (or Class within such Series) may be affected by any optional or mandatory redemption or repayment or extension of the related Underlying Securities prior to the stated maturity thereof. A variety of tax, accounting, economic, and other factors will influence whether an issuer exercises any right of redemption in respect of its securities. The rate of redemption may also be influenced by prepayments on the obligations a GSE Issuer holds for its own account. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Underlying Security redeemable at the option of a GSE Issuer will be repaid prior to its stated maturity.

     Unless otherwise specified in the related Prospectus Supplement, each of the Underlying Securities will be subject to acceleration upon the occurrence of certain Underlying Security Events of Default (as defined below). The maturity and yield on the Certificates will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the Outstanding Debt Securities by the holders thereof. See "DESCRIPTION OF THE DEPOSITED ASSETS--UNDERLYING SECURITIES INDENTURE."

     The extent to which the yield to maturity of such Certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

     The yield to maturity of any Series (or Class) of Certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such Certificates, to the extent that the Pass-Through Rate for such Series (or Class) is based on variable or adjustable interest rates. With respect to any Series of Certificates representing an interest in a pool of corporate debt securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying Securities having interest rates higher or lower than the then applicable Pass-Through Rates applicable to such Certificates may affect the yield thereon.

     Additionally, if the Certificates are subject to optional redemption, and such right to cause an optional redemption of the Certificates is exercised, the Certificates will have a shorter maturity than if such right were not exercised. Furthermore, such right is likely to be exercised, if at all, at a time when the market value of the Underlying Securities has increased due to a declining interest rate environment. In such an environment, the interest rates available on potential reinvestment can be expected to be lower than the return that would have been earned over the remaining life of the Certificates if they had not been called.

     The Prospectus Supplement for each Series of Certificates will set forth additional information regarding yield and maturity considerations applicable to such Series (and each Class within such Series) and the related Deposited Assets, including the applicable Underlying Securities.

                          DESCRIPTION OF CERTIFICATES

     Each Series (or, if more than one Class exists, the Classes within such Series) of Certificates will be issued pursuant to a Trust Agreement and a separate series supplement thereto among the Depositor, the Administrative Agent, if any, and the Trustee named in the related Prospectus Supplement, a form of which Trust Agreement is attached as an exhibit to the Registration Statement. The provisions of the Trust Agreement (as so supplemented) may vary depending upon the nature of the Certificates to be issued thereunder and the nature of the Deposited Assets, Credit Support and related Trust. The following summaries describe certain provisions of the Trust Agreement which may be applicable to each Series of Certificates. The applicable Prospectus Supplement for a Series of Certificates will describe any provision of the Trust Agreement that materially differs from the description thereof contained in this Prospectus. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of Trust Agreement to which reference is hereby made for a full description of such provisions, including the definition of certain terms used, and for other information regarding the Certificates. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. As used herein with respect to any Series, the term "Certificate" refers to all the Certificates of that Series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires.

     A copy of the applicable series supplement to the Trust Agreement relating to each Series of Certificates issued from time to time will be filed by the Depositor as an exhibit to a Current Report on Form 8-K to be filed with the Commission following the issuance of such Series.

GENERAL

     There is no limit on the amount of Certificates that may be issued under the Trust Agreement, and the Trust Agreement will provide that Certificates of the applicable Series may be issued in multiple Classes. The Series (or Classes within such Series) of Certificates to be issued under the Trust Agreement will represent the entire beneficial ownership interest in the Trust for such Series created pursuant to the Trust Agreement and each such Class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such Trust, all as identified and described in the applicable Prospectus Supplement. See "DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT--COLLECTIONS."

     Reference is made to the related Prospectus Supplement for a description of the following terms of the Series (and, if applicable, Classes within such Series) of Certificates in respect of which this Prospectus and such Prospectus Supplement are being delivered: (i) the title of such Certificates; (ii) the Series of such Certificates and, if applicable, the number and designation of Classes of such Series; (iii) certain information concerning the type, characteristics and specifications of the Deposited Assets being deposited into the related Trust by the Depositor (and, with respect to any Underlying Security which at the time of such deposit represents a significant portion of all such Deposited Assets and any related Credit Support, certain information concerning the terms of each such Underlying Security, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained);
(iv) the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each Class thereof; (v) the dates on which or periods during which such Series or Classes within such Series may be issued (each, an "Original Issue Date"), the offering price thereof and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such Series or Classes within such Series will be distributable; (vi) if applicable, the relative rights and priorities of each such Class (including the method for allocating collections from and defaults or losses on the Deposited Assets to the Certificateholders of each such Class);
(vii) whether the Certificates of such Series or each Class within such Series are Fixed Rate Certificates or Floating Rate Certificates (each as defined below) and the applicable interest rate (the "Pass-Through Rate") for each such Class including the applicable rate, if fixed (a "Fixed Pass-Through Rate"), or the terms relating to the particular method of calculation thereof applicable to such Series or each Class with such Series, if variable (a "Variable Pass-Through Rate"); the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such Series or Class will be distributable and the related Record Dates, if any; (viii) the option, if any, of the Depositor or Administrative Agent, if any, or another third party to purchase or repurchase any Deposited Assets (in each case to the extent not inconsistent with the Depositor's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part; (ix) the rating of each Series or each Class within such Series offered hereby (provided, however, that one or more Classes within such Series not offered hereunder may be unrated or may be rated below investment grade); (x) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Series or Class within such Series will be issuable; (xi) whether the Certificates of any Class within a given Series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Certificates"), and the applicable terms thereof; (xii) whether the Certificates of such Series or of any Class within such series are to be issued in the form of one or more Global Securities and, if so, the identity of the Depository (as defined below), if other than The Depository Trust Company, for such Global Security or Securities; (xiii) if a temporary Certificate is to be issued with respect to such Series or any Class within such Series, whether any interest thereon distributable on a Distribution Date prior to the issuance of a definitive Certificate of such Series or Class will be credited to the account of the Persons entitlted thereto on such Distribution Date; (xiv) if a temporary Global Security is to be issued with respect to such Series or Class, the terms upon which beneficial interests in such temporary Global Security may be exchanged in whole or in part for beneficial interests in a definitive Global Security or for individual Definitive Certificates (as defined below) of such Series or Class and the terms upon which beneficial interests in a definitive Global Security, if any, may be exchanged for individual Definitive Certificates of such Series or Class; (xv) if any additional Administrative Agent Termination Events (as defined below), if applicable, provided for with respect to such Class; (xvi) all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of Certificateholders of such Series and each Class within such Series required with respect to certain actions by the Depositor or the applicable Administrative Agent, if any, or Trustee under the Trust Agreement or with respect to the applicable Trust; and (xvii) any other terms of such Series or Class within such Series of Certificates not inconsistent with the provisions of the Trust Agreement relating to such Series.

     Unless otherwise indicated in the applicable Prospectus Supplement, Certificates of each Series (including any Class of Certificates not offered hereby) will be issued only as Registered Certificates in denominations of $1,000 and any integral multiple thereof and will be payable only in U.S. dollars.

     The United States Federal income tax consequences and ERISA consequences relating to any Series or any Class within such Series of Certificates will be described in the applicable Prospectus Supplement.

     Unless otherwise provided in the applicable Prospectus Supplement, Registered Certificates may be transferred or exchanged for like Certificates of the same Series and Class at the corporate trust office or agency of the applicable Trustee, subject to the limitations provided in the Trust Agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. The Depositor may at any time purchase Certificates at any price in the open market or otherwise. Certificates so purchased by the Depositor may, at the discretion of the Depositor, be held or resold or surrendered to the Trustee for cancellation of such Certificates.

DISTRIBUTIONS

     Distributions allocable to principal, premium (if any) and interest on the Certificates of each Series (and Class within such Series) will be made for such Certificates by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date").

     Unless otherwise provided in the applicable Prospectus Supplement and except as provided in the succeeding paragraph, distributions with respect to Certificates will be made at the corporate trust office or agency of the Trustee specified in the applicable Prospectus Supplement; provided, however, that any such amounts distributable on the final Distribution Date of a Certificate will be distributed only upon surrender of such Certificate at the applicable location set forth above.

     Unless otherwise specified in the applicable Prospectus Supplement, distributions on Registered Certificates in U.S. dollars will be made, except as provided below, by check mailed to the Registered Certificateholders of such Certificates (which, in the case of Global Securities, will be a nominee of the Depository); provided, however, that, in the case of a Series or Class of Registered Certificates issued between a Record Date (as defined below) and the related Distribution Dates, interest for the period beginning on the issue date for such Series or Class and ending on the last day of the interest accrual period ending immediately prior to or coincident with such Distribution Date will, unless otherwise specified in the applicable Prospectus Supplement, be distributed on the next succeeding Distribution Date to the Registered Certificateholders of the Registered Certificates of such Series or Class on the related Record Date. A Certificateholder of $10,000,000 or more in aggregate principal amount of Registered Certificates of a given Series shall be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee for such Series not later than fifteen calendar days prior to the applicable Distribution Date. A Certificateholder shall provide appropriate wire transfer instructions to the Trustee for such Series, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

     Except as otherwise specified in the applicable Prospectus Supplement, "Business Day" with respect to any Certificate means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York and (ii) if the Pass-Through Rate for such Certificate is based on LIBOR, a London Banking Day. "London Banking Day" with respect to any Certificate means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. The Record Date with respect to any Distribution Date for a Series or Class of Registered Certificates shall be specified as such in the applicable Prospectus Supplement.

INTEREST ON THE CERTIFICATES

     General. Each Class of Certificates (other than certain Classes of Strip Certificates) of a given Series may have a different Pass-Through Rate, which may be a fixed or variable Pass-Through Rate, as described below. In the case of Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance, such distributions of interest will be in an amount (as to any Distribution Date, "Stripped Interest") described in the related Prospectus Supplement. For purposes hereof, "Notional Amount" means the notional principal amount specified in the applicable Prospectus Supplement on which interest on Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance will be made on each Distribution Date. Reference to the Notional Amount of a Class of Strip Certificates herein or in a Prospectus Supplement does not indicate that such Certificates represent the right to receive any distribution in respect of principal in such amount, but rather the term "Notional Amount" is used solely on a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the related Prospectus Supplement.

     Fixed Rate Certificates. Each Series (or, if more than one Class exists, each Class within such Series) of Certificates with a fixed Pass-Through Rate ("Fixed Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date (or such earlier date as specified in the applicable Prospectus Supplement), or from the last date to which interest has been paid, at the fixed Pass-Through Rate stated on the face thereof and in the applicable Prospectus Supplement until the principal amount thereof is distributed or made available for repayment (or in the case of Fixed Rate Certificates with no or a nominal principal amount, until the Notional Amount thereof is reduced to zero), except that, if so specified in the applicable Prospectus Supplement, the Pass-Through Rate for such Series or any such Class or Classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement.

Unless otherwise set forth in the applicable Prospectus Supplement, interest on each Series or Class of Fixed Rate Certificates will be distributable in arrears on each Distribution Date specified in such Prospectus Supplement. Each such distribution of interest shall include interest accrued through the day specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

     Floating Rate Certificates. Each Series (or, if more than one Class exists, each Class within such Series) of Certificates with a variable Pass-Through Rate ("Floating Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date (or such earlier date as specified in the applicable Prospectus Supplement) to the first Interest Reset Date (as defined below) for such Series or Class at the Initial Pass-Through Rate set forth on the face thereof and in the applicable Prospectus Supplement. Thereafter, the Pass-Through Rate on such Series or Class for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, except that if so specified in the applicable Prospectus Supplement, the Spread or Spread Multiplier on such Series or any such Class or Classes of Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. The applicable Prospectus Supplement, unless otherwise specified therein, will designate one of the following Base Rats as applicable to a Floating Rate Certificate: (i) LIBOR (a "LIBOR Certificate"),
(ii) the Commercial Paper Rate (a "Commercial Paper Rate Certificate"), (iii) the Treasury Rate (a "Treasury Rate Certificate"), (iv) the Federal Funds Rate (a "Federal Funds Rate Certificate"), (v) the CD Rate (a "CD Rate Certificate") or (vi) such other Base Rate (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) paid, accrued or available with respect to a designated asset, pool of assets or type of asset) as is set forth in such Prospectus Supplement and in such Certificate. The "Index Maturity" for any Series or Class of Floating Rate Certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

     As specified in the applicable Prospectus Supplement, Floating Rate Certificates of a given Series or Class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable Prospectus Supplement ("Maximum Pass-Through Rate"), and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ("Minimum Pass-Through Rate"). In addition to any Maximum Pass-Through Rate that may be applicable to any Series or Class of Floating Rate Certificates, the Pass-Through Rate applicable to any Series or Class of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

     The Depositor will appoint, and enter into agreements with, agents (each a "Calculation Agent") to calculate Pass-Through Rates on each Series or Class of Floating Rate Certificates. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each Series or Class of Floating Rate Certificates. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given Series or Class.

     The Pass-Through Rate on each Class of Floating Rate Certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such Class, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Prospectus Supplement. Interest Reset Dates with respect to each Series, and any Class within such Series of Floating Rate Certificates, will be specified in the applicable Prospectus Supplement; provided, however, that unless otherwise specified in such Prospectus Supplement, the Pass-Through Rate in effect for the ten days immediately prior to the Scheduled Final Distribution Date will be that in effect on the tenth day preceding such Scheduled Final Distribution Date. If an Interest Reset Date for any Class of Floating Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day, specified in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, interest payable in respect of Floating Rate Certificates shall be the accrued Interest from and including the Original Issue Date of such Series or Class or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date.

     With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the Certificate Principal Balance of such Certificate (or, in the case of a Strip Certificate with no or a nominal Certificate Principal Balance, the Notional Amount specified in the applicable Prospectus Supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable Prospectus Supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Pass-Through Rate in effect on such day by 360, in the case of LIBOR Certificates, Commercial Paper Rate Certificates, Federal Funds Rate Certificates and CD Rate Certificates or by the actual number of days in the year, in the case of Treasury Rate

Certificates. For purposes of making the foregoing calculation, the variable Pass-Through Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

     Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the Pass-Through Rate on a Floating Rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

     Interest on any Series (or Class within such Series) of Floating Rate Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable Prospectus Supplement.

     Upon the request of the holder of any Floating Rate Certificate of a given Series or Class, the Calculation Agent for such Series or Class will provide the Pass-Through Rate then in effect and, if determined, the Pass-Through Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Certificate.

     (1) CD Rate Certificates. Each CD Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Certificate and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Certificate for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD

Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

     The "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

     (2) Commercial Paper Rate Certificates. Each Commercial Paper Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Certificate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 p.m. New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Certificate for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

     "Money Market Yield" shall be a yield calculated in accordance with the following formula:

     Money Market Yield = D X 360 X 100
                          -------------
                          360 - (D X M)
where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

     The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

       (3) Federal Funds Rate Certificates. Each Federal Funds Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds a published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate). Unless otherwise specified in the applicable Prospectus Supplement, in the case of a Federal Funds Rate Certificate that resets daily, the Pass-Through Rate on such Certificate for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Certificate on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

     The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

     (4) LIBOR Certificates. Each LIBOR Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to LIBOR and the

Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

     With respect to LIBOR indexed to the offered rates for U.S. dollar deposits, unless otherwise specified in the applicable Prospectus Supplement, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Certificate as follows:

          (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Certificate will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. "Reuters Screen LIBO Page" means the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Certificate.

          (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Certificate will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Certificate at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

     (5) Treasury Rate Certificates. Each Treasury Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Certificates--Treasury Bills-auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Certificate and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate.)

     The "Treasury Rate Determination Date" for such Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. Unless otherwise specified in the applicable Prospectus Supplement, if an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Certificate, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

     The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date of any distribution of interest is required to be made following the applicable Interest Reset Date.


PRINCIPAL OF THE CERTIFICATES

     Unless the related Prospectus Supplement provides otherwise, each Certificate (other than certain Classes of Strip Certificates) will have a "Certificate Principal Balance" which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flow on the Deposited Assets and other assets included in the related Trust. Unless otherwise specified in the related Prospectus Supplement, distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such Certificate of the Class or Classes entitled thereto (in the manner and priority specified in such Prospectus Supplement) until the aggregate Certificate Principal Balance of such Class or Classes has been reduced to zero. The outstanding Certificate Principal Balance of a Certificate will be reduced to the extent of distributions of principal thereon, and, if applicable pursuant to the terms of the related Series, by the amount of any net losses realized on any Deposited Asset ("Realized Losses") allocated thereto. Unless the related Prospectus Supplement provides otherwise, the initial aggregate Certificate Principal Balance of all Classes of Certificates of a Series will equal the outstanding aggregate principal balance of the related Deposited Assets as of the applicable Cut-off Date. The initial aggregate Certificate Principal Balance of a Series and each Class thereof will be specified in the related Prospectus Supplement. Unless the Prospectus Supplement provides otherwise, distributions of principal of any Class of Certificates will be made on a pro rata basis among all the Certificates of such Class. Strip Certificates with no Certificate Principal Balance will not receive distributions of principal.


OPTIONAL REDEMPTION OF CERTIFICATES

     If so specified in the Prospectus Supplement relating to a Series, one or more Classes of Certificates of any Series may be redeemed in whole at such time and under the circumstances and at the redemption prices set forth in such Prospectus Supplement. See also "Description of the Trust Agreement-- Termination."


GLOBAL SECURITIES

     Unless otherwise specified in the applicable Prospectus Supplement, all Certificates of a given Series (or, if more than one Class exists, any given Class within that Series) will, upon issuance, be represented by one or more Global Securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (for Registered Certificates denominated and payable in U.S. dollars), or such other depository identified in the related Prospectus Supplement (the "Depository"), and registered in the name of a nominee of the Depository. Global Securities may be issued in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual Certificates represented thereby (each a "Definitive Certificate"), a Global Security may not be transferred except as a whole by the Depository of such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor.

     The Depository Trust Company has advised the Depositor as follows: The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with such Depository ("participants") in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Such Depository's participants include securities brokers and dealers (including the Offering Agent), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own such Depository. Access to such Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository Trust Company has confirmed to the Depositor that it intends to follow such procedures.

     Upon the issuance of a Global Security, the Depository for such Global Security will credit, on its book-entry registraton and transfer system, the respective principal amounts of the individual Certificates represented by such Global Security to the accounts of its participants. The accounts to be accredited shall be designated by the underwriters of such Certificates, or, if such Certificates are offered and sold directly through one or more agents, by the Depositor or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or Persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository for such Global Security or by participants or Persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a Global Security.

     So long as the Depository for a Global Security, or its nominee, is the owner of such Global Security, such Depository or such nominee, as the cause may be, will be considered the sole Certificateholder of the individual Certificates represented by such Global Security for all purposes under the Trust Agreement governing such Certificates. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Certificates represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Certificates and will not be considered the Certificateholder thereof under the Trust Agreement governing such Certificates. Because the Depository can only act on behalf of its participants, the ability of a holder of any Certificate to pledge that Certificate to persons, or entities that do not participate in the Depository's system, or to otherwise act with respect to such Certificate, may be limited due to the lack of a physical certificate for such Certificate.

     Distributions of principal of (and premium, if any) and any interest on individual Certificates represented by a Global Security will be made to the Depository or its nominee, as the case may be, as the Certificateholder of such Global Security. None of the Depositor, the Administrative Agent, if any, the Trustee for such Certificates, any Paying Agent or the Certificate Registrar for such Certificates will have responsibility or liability for any aspect or the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     The Depositor expects that the Depository for Certificates of a given Class and Series, upon receipt of any distribution of principal, premium or interest in respect of a definitive Global Security representing any of such Certificates, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depository. The Depositor also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant.

     If the Depository for Certificates of a given Class of any Series is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Depositor within ninety days, the Depositor will issue individual Definitive Certificates in exchange for the Global Security or Securities representing such Certificates. In addition, the Depositor may at any time and in its sole discretion determine not to have any Certificates of a given Class represented by one or more Global Securities and, in such event, will issue individual Definitive Certificates of such Class in exchange for the Global Security or Securities representing such Certificates. Further, if the Depositor so specifies with respect to the Certificates of a given Class, an owner of a beneficial interest in a Global Security representing Certificates of such Class may, on terms acceptable to the Depositor and the Depository for such Global Security, receive individual Definitive Certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Definitive Certificates of the Class represented by such Global Security equal in principal amount to such beneficial interest and to have such Definitive Certificates registered in its name (if the Certificates of such Class are issuable as Registered Certificates). Individual Definitive Certificates of such Class so issued will be issued as Registered Certificates in denominations, unless otherwise specified by the Depositor, or $1,000 and integral multiples thereof.

     The applicable Prospectus Supplement will set forth any specific terms of the depository arrangement with respect to any Class or Series or Certificates being offered thereby to the extent not set forth or different from the description set forth above.

               DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

General

     Each Certificate of each Series (or if more than one Class exists, each Class (whether or not each such Class is offered hereby) within such Series) will represent an ownership interest specified for such Series (or Class) of Certificates in a designated, publicly issued, fixed income debt security or a pool of such debt securities (the "Underlying Securities"), purchased by the Depositor (or an affiliate thereof) in the secondary market, and will not be acquired from the issuer thereof as part of any distribution by or agreement with such issuer, and assigned to a Trust as described in the applicable Prospectus Supplement. Each Underlying Security will represent (i) an obligation issued or guaranteed by the United States of America or any agency thereof for the payment of which the full faith and credit of the United States of America is pledged ("Treasury Securities"), (ii) an obligation of one or more U.S. government sponsored entities created pursuant to federal statute ("a GSE"), (iii) Government Trust Certificates ("GTCs") (provided that such GTCs, together with any AID-Guaranteed Underlying Securities (as defined below), shall not account for 10% or more of the aggregate cash flows on the Underlying Securities securing any Series of Certificates), or (iv) obligations guaranteed by the United States Agency for International Development pursuant to the AID Housing Guaranty Program ("AID-Guaranteed Underlying Securities") (provided that such AID-Guaranteed Underlying Securities, together with any GTCs, shall not account for 10% or more of the aggregate cash flows on the Underlying Securities securing any Series of Certificates). As specified in the applicable Prospectus Supplement, the obligations of one or more of the following GSEs may be included in a Trust: Federal National Mortgage Association ("Fannie Mae"), Federal Home Loan Mortgage Association ("Freddie Mac"), Student Loan Marketing Association ("Sallie Mae"), Resolution Funding Corporation ("REFCORP"), Federal Home Loan Banks ("FHLB") (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), Tennessee Valley Authority ("TVA") and Federal Farm Credit Banks ("FFCB"). GSE debt securities are exempt from registration under the Securities Act pursuant to Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE will be included in a Trust only to the extent (A) its obligations are supported by the full faith and credit of the U.S. government or (B) such organization makes publicly available its annual report, which shall include financial statements or similar financial information with respect to such organizations (a "GSE Issuer"). GTCs and AID-Guaranteed Obligations will have been registered under the Securities Act of 1933 (or will qualify for an exemption from registration) and will have been acquired by the Depositor in purely secondary market transactions. Based on information contained in the prospectus pursuant to which any GSE Issuer's securities were originally offered (an "Underlying Security Prospectus"), the applicable Prospectus Supplement will set forth certain information with respect to the public availability of information with respect to any GSE Issuer the debt securities of which constitute more than 10 percent of the Underlying Securities for any Series of Certificates as of the date of such Prospectus Supplement (a "Concentrated Underlying Security"). The specific terms and conditions of the Underlying Securities will be set forth in the related Prospectus Supplement.

     This Prospectus relates only to the Certificates offered hereby and does not relate to the Underlying Securities. The following description of the Underlying Securities is intended only to summarize certain characteristics of the Underlying Securities the Depositor is permitted to deposit in a Trust and does not purport to be a complete description of any Underlying Security and is qualified in its entirety by reference to the applicable Prospectus Supplement, Underlying Security Prospectus, if any, and, to the extent applicable, the statement of terms or similar document with respect to any Underlying Security. The Prospectus Supplement used to offer any Series of Certificates will contain a brief discussion of the business activities of each GSE Issuer and information concerning the market prices of the Underlying Securities.

UNDERLYING SECURITIES

     General. Unless otherwise specified in the related Prospectus Supplement, none of the Underlying Securities will have been issued pursuant to an indenture, and no trustee is provided for with respect to any Underlying Security. There will generally be a fiscal agent ("Fiscal Agent") for a GSE Issuer with respect to any related Underlying Security whose actions will be governed by a fiscal agency agreement. A Fiscal Agent is not a trustee for the holders of the Underlying Securities and does not have the same responsibilities or duties to act for the holders of a GSE's securities as would a trustee. Unless otherwise specified in the related Prospectus Supplement, the Underlying Securities with respect to any GSE Issuer will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof other than the related GSE.

     Contractual and Statutory Restrictions. A GSE Issuer and the related Underlying Securities may be subject to certain contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of certain specified events. Unless otherwise specified in the related Prospectus Supplement, each GSE is limited to such activities as will promote its statutory purposes as set forth in the publicly available information with respect to such issuer. See "DESCRIPTION OF THE DEPOSITED ASSETS -- PUBLICLY AVAILABLE INFORMATION" in the related Prospectus Supplement. A GSE's promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government may cause or require such GSE to conduct its business in a manner that differs from that an enterprise which is not a GSE might employ.

     Neither the United States nor any agency thereof is obligated to finance any GSE Issuer's operations or to assist a GSE Issuer in any manner.
Prospective purchasers should consult the publicly available information with respect to each GSE Issuer for a more detailed description of the regulatory and statutory restrictions on the related GSE's activities.

     Events of Default. Underlying Securities issued by a GSE Issuer may provide that any one of a number of specified events will constitute an event of default with respect thereto. Such events of default typically include the following or variations thereof: (i) failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required

(subject to any specified grace period); (ii) failure by the issuer to observe or preform any covenant, agreement or condition contained in the securities or authorizing legislation or regulation, as the case may be, which failure is materially adverse to securityholders and continues for a specified period after notice thereof; and (iii) certain events of insolvency or bankruptcy with respect to the GSE Issuer. The Underlying Securities will generally provide that, upon the occurrence of an event of default, the holders of not less than a specified percentage of the outstanding securities may declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable, subject to the issuer's right to cure, if applicable.

     Each Underlying Security may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The Prospectus Supplement with respect to any Series of Certificates will describe the events of default under the Underlying Securities with respect to any Concentrated Underlying Security ("Underlying Security Events of Default") and applicable remedies with respect thereto. With respect to any Trust compromised of a pool of securities, the applicable Prospectus Supplement will describe certain common Underlying Security Events of Default with respect to such pool. There can be no assurance that any such provision will protect the Trust, as a holder of the Underlying Securities, against losses. If an Underlying Security Event of Default occurs and the Trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of an Underlying Security and any accrued and unpaid interest thereon to be due and payable, the Certificateholders' objectives may differ from those of holders of other securities of the same series and class as any Underlying Security ("Outstanding Debt Securities") in determining whether to declare the acceleration of the Underlying Securities.

PRINCIPAL ECONOMIC TERMS OF UNDERLYING SECURITIES

     Reference is made to the applicable Prospectus Supplement with respect to each Series of Certificates for a description of the following terms, as applicable, of any Concentrated Underlying Security: (i) the title and series of such Underlying Securities, the aggregate principal amount, denomination and form thereof; (ii) whether such securities are senior or subordinated to any other obligations of the Underlying Securities Issuer; (iii) whether any of the obligations are secured or unsecured and the nature of any collateral; (iv) the limit, if any, upon the aggregate principal amount of such debt securities; (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such debt securities will be payable; (vi) the rate or rates or the method of determination thereof, at which such Underlying Securities will bear interest, if any ("Underlying Securities Rate"); the date or dates from which such interest will accrue ("Underlying Securities Interest Accrual Periods"); and the dates on which such interest will be payable ("Underlying Securities Payment Dates"); (vii) the obligation, if any, of the Underlying Securities Issuer to redeem the securities pursuant to any sinking fund or analogous provisions, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation; (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the Underlying Securities Issuer;
(ix) whether the Underlying Securities were issued at a price lower than the principal amount thereof; (x) material events of default or restrictive covenants provided for with respect to such Underlying Securities; (xi) the rating thereof, if any; and (xii) any other material terms of such Underlying Securities.

     With respect to a Trust compromised of a pool of Underlying Securities, the related Prospectus Supplement will describe the composition of the Underlying Securities pool as of the Cut-off Date, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (ii), (iii), (v), (vi), (vii),
(viii) and (ix) of the preceding paragraph and any other material terms regarding such pool of securities.

PUBLICLY AVAILABLE INFORMATION

     In addition to the foregoing, with respect to each Concentrated Underlying Security issued by a GSE Issuer the applicable Prospectus Supplement will disclose the identity of the applicable obligor, and will describe the existence and type of certain information that is made publicly available by each obligor regarding such Underlying Security or Underlying Securities and will disclose where and how prospective purchasers of the Certificates may obtain such publicly available information with respect to each such obligor. Such information will typically consist of such obligor's annual report, which contains financial statements or similar financial information, and can be obtained from the Commission, if so specified in the applicable Prospectus Supplement, or from the office of such obligor identified in the related Prospectus Supplement. However, the precise nature of such publicly available information and where and how it may be obtained with respect to any given GSE Issuer will vary, and, as described above, will be set forth in the applicable Prospectus Supplement with respect to any such obligor.

OTHER DEPOSITED ASSETS

     In addition to the Underlying Securities, the Depositor may also deposit into a given Trust, or the Trustee on behalf of the Certificateholders of a Trust may enter into an agreement constituting or providing for the purchase of, to the extent described in the related Prospectus Supplement, certain assets related or incidental to one or more of such Underlying Securities or to some other asset deposited in the Trust, including hedging contracts and other similar arrangements (such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars, cash and assets ancillary or incidental to the foregoing or to the Underlying Securities (including assets obtained through foreclosure or in settlement of claims with respect thereto) (all such assets for any given Series, together with the related Underlying Securities, the "Deposited Assets"). The applicable Prospectus Supplement will, to the extent appropriate, contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the Underlying Securities.

     Unless otherwise specified in the related Prospectus Supplement, the Deposited Assets for a given Series of Certificates and the related Trust will not constitute Deposited Assets for any other Series of Certificates and the related Trust and the Certificates of each Class of a given Series possess an equal and ratable undivided ownership interest in such Deposited Assets. The applicable Prospectus Supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given Series may be beneficially owned solely by or deposited solely for the benefit of one Class or a group of Classes within such Series. In such event, the other Classes of such Series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

CREDIT SUPPORT

     As specified in the applicable Prospectus Supplement for a given Series of Certificates, the Trust for any Series of Certificates may include, or the Certificateholders of such Series (or any Class or group of Classes within such Series) may have the benefit of, Credit Support for any Class or group of Classes within such Series. Such Credit Support may be provided by any combination of the following means described below or any other means described in the applicable Prospectus Supplement. The applicable Prospectus Supplement will set forth whether the Trust for any Class or group of Classes of Certificates contains, or the Certificateholders of such Certificates have the benefit of, Credit Support and, if so, the amount, type and other relevant terms of each element of Credit Support with respect to any such Class or Classes and certain information with respect to the obligors of each such element, including
(i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the Prospectus Supplement. Additionally, with respect to any obligor, or group of affiliated obligors, providing Credit Support for 10% or more of the aggregate principal amount of such Class or Classes, the Prospectus Supplement will include summarized financial statements of such entity and, with respect to any obligor, or group of affiliated obligors, providing Credit Support for 20% or more of the aggregate principal amount of such Class or Classes, the Prospectus Supplement will include audited financial statements of such entity.

     Subordination. As discussed below under "--Collections," the rights of the Certificateholders of any given Class within a Series of Certificates to receive collections from the Trust for such Series and any Credit Support obtained for the benefit of the Certificateholders of such Series (or Classes within such Series) may be subordinated to the rights of the Certificateholders of one or more other Classes of such Series to the extent described in the related Prospectus Supplement. Such subordination accordingly provides some additional credit support to those Certificateholders of those other Classes. For example, if losses are realized during a given period on the Deposited Assets relating to a Series of Certificates such that the collections received thereon are insufficient to make all distributions on the Certificates of such Series, those realized losses would be allocated to the Certificateholders of any Class of such Series that is subordinated to another Class, to the extent and in the manner provided in the related Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, certain amounts otherwise payable to Certificateholders of any Class that is subordinated to another Class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under "--Reserve Accounts" and in the related Prospectus Supplement.

     If so provided in the related Prospectus Supplement, the Credit Support for any Series or Class of Certificates may include, in addition to the subordination of certain Classes of such Series and the establishment of a reserve account, any of the other forms of Credit Support described below. Any such other forms of Credit Support that are solely for the benefit of a given Class will be limited to the extent necessary to make required distributions to the Certificateholders of such Class or as otherwise specified in the related Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, the obligor of any other forms of Credit Support may be reimbursed for amounts paid pursuant to such Credit Support out of amounts otherwise payable to one or more of the Classes of the Certificates of such Series.

     Letter of Credit; Surety Bond. The Certificateholders of any Series (or Class or group of Classes of Certificates within such Series) may, if specified in the applicable Prospectus Supplement, have the benefit of a letter or letters of credit (a "Letter of Credit") issued by a bank (a "Letter of Credit Bank") or a surety bond or bonds (a "Surety Bond") issued by a surety company (a "Surety"). In either case, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to cause the Letter of Credit or the Surety Bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the related Prospectus Supplement, the payment of such fees or premiums is otherwise provided for. The Trustee or such other person specified in the applicable Prospectus Supplement will make or cause to be made draws under the Letter of Credit or the Surety Bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable Prospectus Supplement. Any amounts otherwise available under the Letter of Credit or the Surety Bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable Prospectus Supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

     Unless otherwise specified in the applicable Prospectus Supplement, in the event that the Letter of Credit Bank or the Surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the related Prospectus Supplement, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to obtain or cause to be obtained a substitute Letter of Credit or Surety Bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any Letter of Credit Bank or any Surety, as applicable, will continue to satisfy such requirements or that any such substitute Letter of Credit, Surety Bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the

Letter of Credit or the Surety Bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original Letter of Credit or Surety Bond. A copy of any such Letter of Credit or Surety Bond will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of the issuance of the Certificates of the related Series.

     Reserve Accounts. If so provided in the related Prospectus Supplement, the Trustee or such other person specified in the Prospectus Supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the Trustee) (a "Reserve Account") any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Account may be funded through application of a portion of collections received on the Deposited Assets for a given Series of Certificates, in the manner and priority specified in the applicable Prospectus Supplement. Amounts may be distributed to Certificateholders of such Class or group of Classes within such Series, or may be used for other purposes, in the manner and to the extent provided in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any such Reserve Account will not be deemed to be part of the related Trust Fund. A Reserve Account may provide coverage to more than one series of Certificates, if set forth in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee will have a perfected security interest for the benefit of the Certificateholders in the assets in the Reserve Account. However, to the extent that the Depositor, any affiliate thereof or any other entity has an interest in any Reserve Account, in the event of the bankruptcy, receivership or insolvency of such entity, there could be delays in withdrawls from the Reserve Account and the corresponding payments to the Certificateholders. Such delays could adversely affect the yield to investors on the related Certificates. Amounts deposited in any Reserve Account will be invested in certain permitted investments by, or at the direction of, the Trustee, the Depositor or such other person named in the related Prospectus Supplement.

COLLECTIONS

     The Trust Agreement will establish procedures by which the Trustee or such other person specified in the Prospectus Supplement is obligated, for the benefit of the Certificateholders of each Series of Certificates, to administer the related Deposited Assets, including making collections of all payments made thereon, depositing from time to time prior to any applicable Distribution Date such collections into a segregated account maintained or controlled by the applicable Trustee for the benefit of such Series (each a "Certificate Account"). An Administrative Agent, if any is appointed pursuant to the applicable Prospectus Supplement, will direct the Trustee, and otherwise the Trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and certain Credit Support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the Certificates of such Series (and Classes within such Series), all in the manner and priorities described in the related Prospectus Supplement. The applicable Prospectus Supplement will specify the collection periods, if applicable, and Distribution Dates for a given Series of Certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. There can be no assurance that amounts received from the Deposited Assets and any Credit Support obtained for the benefit of Certificateholders for a particular Series or Class of Certificates over a specified period will be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such Certificates. The applicable Prospectus Supplement will also set forth the manner and priority by which any Realized Loss will be allocated among the Classes of any Series of Certificates, if applicable.

     The relative priorities of distributions with respect to collections from the assets of the Trust assigned to Classes of a given Series of Certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable Prospectus Supplement. Moreover, the applicable Prospectus Supplement may specify that the relative distribution priority assigned to each Class of a given Series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such Class for payments of other amounts, such as interest or premium.


                       DESCRIPTION OF THE TRUST AGREEMENT

GENERAL

     The following summary of certain provisions of the Trust Agreement and the Certificates do not purport to be complete and such summary is qualified in its entirety by reference to the detailed provisions of the form of Trust Agreement filed as an exhibit to the Registration Statement. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

ASSIGNMENT OF DEPOSITED ASSETS

     At the time of issuance of any Series of Certificates, the Depositor will cause the Underlying Securities to be included in the related Trust, and any other Deposited Asset specified in the Prospectus Supplement, to be assigned to the related Trustee, together with all principal, premium (if any) and interest received by or on behalf of the Depositor on or with respect to such Deposited Assets after the cut-off date specified in the Prospectus Supplement (the "Cut-off Date"), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for certain assets to be deposited in the Trust. Each Deposited Asset will be identified in a schedule appearing as an exhibit to the Trust Agreement. Such schedule will include certain statistical information with respect to each Underlying Security and each other Deposited Asset as of the Cut-off Date, and with respect to each Concentrated Underlying Security, such schedule will include, to the extent applicable, information regarding the payment terms thereof, the Retained Interest, if any, with respect thereto, the maturity or terms thereof, the rating, if any, thereof and certain other information with respect thereto.

     In addition, the Depositor will, with respect to each Deposited Asset, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Deposited Asset to the Trustee. The Trustee (or such custodian) will review such documents upon receipt thereof or within such period as is permitted in the Prospectus Supplement, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders.

     Each of the Depositor and the Administrative Agent, if any, will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Trust Agreement. Upon a breach of any such representation of the Depositor or any such Administrative Agent, as the case may be, which materially and adversely affects the interests of the Certificateholders, the Depositor or any such Administrative Agent, respectively, will be obligated to cure the breach in all material respects.

COLLECTION AND OTHER ADMINISTRATIVE PROCEDURES

     General. With respect to any Series of Certificates the Trustee or such other person specified in the Prospectus Supplement directly or through sub-administrative agents, will make reasonable efforts to collect all scheduled payments under the Deposited Assets and will follow or cause to be followed such collection procedures, if any, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the Trust Agreement and any related instrument governing any Credit Support (collectively, the "Credit Support Instruments") and provided that, except as otherwise expressly set forth in the applicable Prospectus Supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

     Sub-Administration. Any Trustee or Administrative Agent may delegate its obligations in respect of the Deposited Assets to third parties they deem qualified to perform such obligations (each, a "Sub-Administrative Agent"), but the Trustee or Administrative Agent will remain obligated with respect to such obligations under the Trust Agreement. Each Sub-Administrative Agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting such collections to the Trustee; maintaining accounting records relating to the Deposited Assets, attempting to cure defaults and delinquencies; and enforcing any other remedies with respect thereto all as and to the extent provided in the applicable Sub-Administration Agreements (as defined below).

     The agreement between any Administrative Agent or Trustee and a Sub-Administrative Agent (a "Sub-Administration Agreement") will be consistent with the terms of the Trust Agreement and such assignment to the Sub-Administrator by itself will not result in a withdrawal or downgrading of the rating of any Class of Certificates issued pursuant to the Trust Agreement. With respect to any Sub-Administrative Agreement between an Administrative Agent and a Sub-Administrative Agent, although each such Sub-Administration Agreement will be a contract solely between such Administrative Agent and the Sub-Administrative Agent, the Trust Agreement pursuant to which a Series of Certificates is issued will provide that, if for any reason such Administrative Agent for such Series of Certificates is no longer acting in such capacity, the Trustee or any successor Administrative Agent must recognize the Sub-Administrative Agent's rights and obligations under such Sub-Administration Agreement.

      The Administrative Agent or Trustee, as applicable, will be solely liable for all fees owed by it to any Sub-Administrative Agent, irrespective of whether the compensation of the Administrative Agent or Trustee, as applicable, pursuant to the Trust Agreement with respect to the particular Series of Certificates is sufficient to pay such fees. However, a Sub-Administrative Agent may be entitled to a Retained Interest in certain Deposited Assets to the extent provided in the related Prospectus Supplement. Each Sub-Administrative Agent will be reimbursed by the Administrative Agent, if any, or otherwise the Trustee for certain expenditures which it makes, generally to the same extent the Administrative Agent or Trustee, as applicable, would be reimbursed under the terms of the Trust Agreement relating to such Series. See "--RETAINED INTEREST; ADMINISTRATIVE AGENT COMPENSATION AND PAYMENT OF EXPENSES."

     The Administrative Agent or Trustee, as applicable, may require any Sub-Administrative Agent to agree to indemnify the Administrative Agent or Trustee, as applicable, for any liability or obligation sustained by the Administrative Agent or Trustee, as applicable, in connection with any act or failure to act by the Sub-Administrative Agent.

     Realization upon Defaulted Deposited Assets. Unless otherwise specified in the applicable Prospectus Supplement, as administrator with respect to the Deposited Assets, the Trustee, on behalf of the Certificateholders of a given Series (or and Class or Classes within such Series), will present claims under each applicable Credit Support Instrument, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Deposited Assets. As set forth above, all collections by or on behalf of the Trustee or Administrative Agent under any Credit Support Instrument are to be deposited in the Certificate Account for the related Trust, subject to withdrawal as described above.

     Unless otherwise provided in the applicable Prospectus Supplement, if recovery on a defaulted Deposited Asset under any related Credit Support Instrument is not available, the Trustee will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Deposited Asset, provided that, except as otherwise expressly provided in the applicable Prospectus Supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued thereon at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the Administrative Agent and the Trustee, as applicable, in connection with such proceedings to the extent reimbursable from the assets of the Trust under the Trust Agreement, the Trust will realize a loss in the amount of such difference. Only if and to the extent provided in the applicable Prospectus Supplement, the Administrative Agent or Trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related Certificate Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to Certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.

RETAINED INTEREST; ADMINISTRATIVE AGENT COMPENSATION AND PAYMENT OF
EXPENSES

     The Prospectus Supplement for a Series of Certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner thereof. If so provided, the Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable series supplement to the Trust Agreement. A Retained Interest in a Deposited Asset represents a specified interest therein. Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable Certificate Account or become a part of the related Trust. Unless otherwise provided in the applicable Prospectus Supplement, any partial recovery of interest on a Deposited Asset, after deduction of all applicable administration fees, will be allocated between the Retained Interest (if any) and interest distributions to Certificateholders on a pari passu basis.

     The applicable Prospectus Supplement will specify the Administrative Agent's, if any, and the Trustee's compensation, and the source, manner and priority of payment thereof, with respect to a given Series of Certificates.

     If and to the extent specified in the applicable Prospectus Supplement, in addition to amounts payable to any Sub-Administrative Agent, the Administrative Agent, if any, and otherwise the Trustee will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the Trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement.

ADVANCES IN RESPECT OF DELINQUENCIES

     Unless otherwise specified in the applicable Prospectus Supplement, the Administrative Agent, if any, specified therein will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the Certificateholders of the related Series of Certificates. However, to the extent provided in the applicable Prospectus Supplement, any such Administrative Agent will advance on or before each Distribution Date its own funds or funds held in the Certificate Account for such Series that are not part of the funds available for distribution for such Distribution Date, in an amount equal to the aggregate of payments of principal, premium (if any) and interest (net of related administration fees and any Retained Interest) with respect to the Deposited Assets that were due during the related Collection Period and were delinquent on the related Determination Date, subject to (i) any such Administrative Agent's good faith determination that such advances will be reimbursable from Related Proceeds (as defined below) and (ii) such other conditions as may be specified in the Prospectus Supplement.

     Advances are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the Class or Classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of an Administrative Agent's funds, if any, will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of Credit Support) for such Series with respect to which such advances were made (as to any Deposited Assets, "Related Proceeds"); provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account for such Series to the extent that such Administrative Agent shall determine, in its sole judgment, that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds. If advances have been made by such Administrative Agent from excess funds in the Certificate Account for any Series, such Administrative Agent will replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligations, if any, of an Administrative Agent to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.


CERTAIN MATTERS REGARDING THE ADMINISTRATIVE AGENT AND THE DEPOSITOR

     An Administrative Agent, if any, for each Series of Certificates under the Trust Agreement will be named in the related Prospectus Supplement. The entity serving as Administrative Agent for any such Series may be the Trustee, the Depositor, an affiliate of either thereof, or any third party and may have other normal business relationships with the Trustee, the Depositor or their affiliates.

     The Trust Agreement will provide that an Administrative Agent may resign from its obligations and duties under the Trust Agreement with respect to any Series of Certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any Class of Certificates of such Series or upon a determination that its duties under the Trust Agreement with respect to such Series are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the Administrative Agent's obligations and duties under the Trust Agreement with respect to such Series.

     The Trust Agreement will further provide that neither such an Administrative Agent, the Depositor nor any director, officer, employee, or agent or the Administrative Agent or the Depositor will incur any liability to the related Trust or Certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Administrative Agent, the Depositor nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Trust Agreement will further provide that, unless otherwise provided in the applicable series supplement thereto, such an Administrative Agent, the Depositor and any director, officer, employee or agent of the Administrative Agent or the Depositor will be entitled to indemnification by the related Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Nothing contained in the Trust Agreement is in any way intended to be construed as a waiver, release, or alteration of a Certificateholder's rights against any person under the federal securities laws. In addition, the Trust Agreement will provide that neither such an Administrative Agent nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the Trust Agreement or which in its opinion may involve it in any expense or liability. Each of such Administrative Agent or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. The applicable Prospectus Supplement will describe how such legal expenses and costs of such action and any liability resulting therefrom will be allocated.

     Any person into which an Administrative Agent may be merged or consolidated, or any person resulting from any merger or consolidation to which an Administrative Agent is a part, or any person succeeding to the business of an Administrative Agent, will be the successor of the Administrative Agent under the Trust Agreement with respect to the Certificates of any given Series.

   ADMINISTRATIVE AGENT TERMINATION EVENTS; RIGHTS UPON ADMINISTRATIVE AGENT
                               TERMINATION EVENT

     Unless otherwise provided in the related Prospectus Supplement, "Administrative Agent Termination Events" under the Trust Agreement with respect to any given Series of

Certificates will consist of the following: (i) any failure by an Administrative Agent to remit to the Trustee any funds in respect of collections on the Deposited Assets and Credit Support, if any, as required under the Trust Agreement, that continues unremedied for five days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Depositor, or to the Administrative Agent, the Depositor and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights (as defined below); (ii) any failure by an Administrative Agent duly to observe or perform in any material respect any of its other covenants or obligations under the Trust Agreement with respect to such Series which continues unremedied for thirty days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Depositor, or to the Administrative Agent, the Depositor and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an Administrative Agent indicating its insolvency or inability to pay its obligations. Any additional Administrative Agent Termination Events with respect to any given Series of Certificates will be set forth in the applicable Prospectus Supplement. In addition, the applicable Prospectus Supplement and the related series supplement to the Trust Agreement will specify as to each matter requiring the vote of holders of Certificates of a Class or group of Classes within a given Series, the circumstances and manner in which the Required Percentage (as defined below) applicable to each such matter is calculated. "Required Percentage" means, with respect to any matter requiring a vote of holders of Certificates of a given Series, the specified percentage (computed on the basis of outstanding Certificate Principal Balance or Notional Amount, as applicable) of Certificates of a designated Class or group of Classes within such Series (either voting as separate classes or as a single class) applicable to such matter, all as specified in the applicable Prospectus Supplement and the related series supplement to the Trust Agreement. "Voting Rights" evidenced by any Certificate will be the portion of the voting rights of all the Certificates in the related Series allocated in the manner described in the related Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, so long as an Administrative Agent Termination Event under the Trust Agreement with respect to a given Series of Certificates remains unremedied, the Depositor or the Trustee may, and at the direction of holders of such Certificates evidencing not less than the "Required Percentage--Administrative Agent Termination" of the Voting Rights, the Trustee will, terminate all the rights and obligations of such Administrative Agent under the Trust Agreement relating to the applicable Trust and in and to the related Deposited Assets (other than any Retained Interest of such Administrative Agent), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of such Administrative Agent under the Trust Agreement with respect to such Series (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable to act, it may or, at the written request of the holders of such Certificates evidencing not less than the "Required Percentage-- Administrative Agent Termination" of the Voting Rights, it will appoint, or petition a court of competent jurisdiction for the appointment of, an administration agent acceptable to the

Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to such Administrative Agent under the Trust Agreement with respect to such Series. Pending such appointment, the Trustee is obligated to act in such capacity (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated). The Trustee and any such successor may agree upon the compensation be paid to such successor, which in no event may be greater than the compensation payable to such Administrative Agent under the Trust Agreement with respect to such Series.

     No Certificateholder will have the right under the Trust Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of breach and unless the holders of Certificates evidencing not less than the "Required Percentage--Remedies" of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for fifteen days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by the Trust Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

MODIFICATION AND WAIVER

     Unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement for each Series of Certificates may be amended by the Depositor and the Trustee with respect to such Series, without notice to or consent of the Certificateholders, for certain purposes including (i) to cure any ambiguity,
(ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement, (iii) to add or supplement any Credit Support for the benefit of any Certificateholders (provided that if any such addition affects any series or class of Certificateholders differently than any other series or class of Certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of Certificateholders), (iv) to add to the covenants, restrictions or obligations of the Depositor, the Administrative Agent, if any, or the Trustee for the benefit of the Certificateholders, (v) to add, change or eliminate any other provisions with respect to matters or questions arising under such Trust Agreement so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the Trust or result in a sale or exchange of any Certificate for tax purposes and (y) the Trustee has received written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce or withdraw the then current rating thereof, or (vi) to comply with any requirements imposed by the Code. Without limiting the generality of the foregoing, unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement may also be modified or amended from time to time by the Depositor, and the Trustee, with the consent of the holders of Certificates evidencing not less than the "Required Percentage--Amendment" of the Voting Rights of those Certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of such Certificateholders; provided, however, that in the event such modification or amendment would materially adversely affect the rating of any Series or Class by each Rating Agency, the "Required Percentage--Amendment" specified in the related series supplement to the Trust Agreement shall include an additional specified percentage of the Certificates of such Series or Class.

     Except as otherwise set forth in the applicable Prospectus Supplement, no such modification or amendment may, however, (i) reduce in any manner the amount of or alter the timing of, distributions or payments which are required to be made on any Certificate without the consent of the holder of such Certificate or
(ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Certificates covered by the Trust Agreement then outstanding.

     Unless otherwise specified in the applicable Prospectus Supplement, holders of Certificates evidencing not less than the "Required Percentage--Waiver" of the Voting Rights of a given Series may, on behalf of all Certificateholders of that Series, (i) waive, insofar as that Series is concerned, compliance by the Depositor, the Trustee or the Administrative Agent, if any, with certain restrictive provisions, if any, of the Trust Agreement before the time for such compliance and (ii) waive any past default under the Trust Agreement with respect to Certificates of that Series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Certificate affected thereby.

REPORTS TO CERTIFICATEHOLDERS; NOTICES

     Reports to Certificateholders. Unless otherwise provided in the applicable Prospectus Supplement, with each distribution to Certificateholders of any Class of Certificates of a given Series, the Administrative Agent or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such Certificateholder, to the Depositor and to such other parties as may be specified in the Trust Agreement, a statement setting forth:

          (i) the amount of such distribution to Certificateholders of such Class allocable to principal of or interest or premium, if any, on the Certificates of such Class; and the amount of aggregate unpaid interest as of such Distribution Date;

          (ii) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified herein and in the related Prospectus Supplement;

          (iii) the amount of compensation received by the Administrative
     Agent, if any, and the Trustee for the period relating to such Distribution Date, and such other customary information as the Administrative Agent, if any, or otherwise the Trustee deems necessary or desirable to enable Certificateholders to prepare their tax returns;

          (iv) if the Prospectus Supplement provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

          (v) the aggregate stated principal amount or, if applicable, notional principal amount of the Deposited Assets and the current interest rate thereon at the close of business on such Distribution Date;

          (vi) the aggregate Certificate Principal Balance or aggregate Notional Amount, if applicable, of each Class of Certificates (including any Class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise; and

          (vii) as to any Series (or Class within such Series) for which Credit Support has been obtained, the amount of coverage of each element of Credit Support included therein as of the close of business on such Distribution Date.

     In the case of information furnished pursuant to subclauses (i) and (iii) above, the amounts shall be expressed as a U.S. dollar amount per minimum denomination of Certificates or for such other specified portion thereof.
Within a reasonable period of time after the end of each calendar year, the Administrative Agent or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a Certificateholder a statement containing the information set forth in subclauses (i) and (iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Administrative Agent or the Trustee, as applicable, shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Administrative Agent or the Trustee, as applicable, pursuant to any requirements of the Code as are from time to time in effect.

     Notices. Unless otherwise provided in the applicable Prospectus Supplement, any notice required to be given to a holder of a Registered Certificate will be mailed to the last address of such holder set forth in the applicable Certificate Register.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement will provide that commencing on a certain date and on or before a specified date in each year thereafter, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the administration of the Deposited Assets during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the Prospectus Supplement, which date shall not be more than one year after the related Original Issue Date) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the Trust Agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions and qualifications as shall be set forth in such report.

     The Trust Agreement will also provide for delivery to the Depositor, the Administrative Agent, if any, and the Trustee on behalf of the Certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the Trustee to the effect that the Trustee has fulfilled its obligations under the Trust Agreement throughout the preceding year with respect to any Series of Certificates.

     Copies of the annual accountants' statement, if any, and the statement of officers of the Trustee may be obtained by Certificateholders without charge upon written request to either the Administrative Agent or the Trustee, as applicable, at the address set forth in the related Prospectus Supplement.

REPLACEMENT CERTIFICATES

     Unless otherwise provided in the applicable Prospectus Supplement, if a Certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable Trustee at the location specified in the applicable Prospectus Supplement, upon payment by the holder of such expenses as may be incurred by the applicable Trustee in connection therewith and the furnishing of such evidence and indemnity as such Trustee may require. Mutilated Certificates must be surrendered before new Certificates will be issued.

TERMINATION

     The obligations created by the Trust Agreement for each Series of Certificates will terminate upon the payment to Certificateholders of that Series of all amounts held in the related Certificate Account or by an Administrative Agent, if any, and required to be paid to them pursuant to the Trust Agreement following the earlier of (i) the final payment or other liquidation of the last Deposited Asset subject thereto or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Asset and (ii) the purchase of all the assets of the Trust by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will any trust created by the Trust Agreement continue beyond the respective date specified in the related Prospectus Supplement. Written notice of termination of the obligations with respect to the related Series of Certificates under the Trust Agreement will be provided as set forth above under "--REPORTS TO CERTIFICATEHOLDERS; NOTICES--NOTICES," and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.


     Any such purchase of Deposited Assets and property acquired in respect of Deposited Assets evidenced by a Series of Certificates shall be made at a price approximately equal to the aggregate fair market value of all the assets in the Trust (as determined by the Trustee, the Administrative Agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable Prospectus Supplement, a specified price as determined therein (such price, a "Purchase Price"). The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the person entitled to effect such termination is subject to (i) the ability of the Trustee to pay the Certificateholders all amounts due under the related Trust Agreement, as specified in the related Prospectus Supplement and (ii) the aggregate principal balance of the outstanding Deposited Assets for such Series at the time of purchase being less than the percentage of the aggregate principal balance of the Deposited Assets at the Cut-off Date for that Series specified in the related Prospectus Supplement.

DUTIES OF THE TRUSTEE

     The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates of any Series or any Deposited Asset or related document and is not accountable for the use or application by or on behalf of any Administrative Agent of any funds paid to such Administrative Agent or its designee in respect of such Certificates or the Deposited Assets, or deposited into or withdrawn from the related Certificate Account or any other account by or on behalf of such Administrative Agent. If no Administrative Agent Termination Event has occurred and is continuing with respect to any given Series, the Trustee is required to perform only those duties specifically required under the Trust Agreement with respect to such Series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the Trust Agreement.

THE TRUSTEE

     The Trustee for any given Series of Certificates under the Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee will be unaffiliated with, but may have normal banking relationships with, the Depositor, any Administrative Agent and their respective affiliates.

                             PLAN OF DISTRIBUTION

     Certificates may be offered in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The applicable Prospectus Supplement will set forth the terms of the offering of any Series of Certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of such Certificates and the proceeds to the Depositor from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Certificates may be listed and the place and time of delivery of the Certificates to be offered thereby.

     If underwriters are used in the sale, Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Such managing underwriters or underwriters in the United States may include Morgan Keegan & Company, Inc., an affiliate of the Depositor. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Certificates if any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Certificates may also be sold through agents designated by the Depositor from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Depositor to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

     If so indicated in the applicable Prospectus Supplement, the Depositor will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Certificates at the public offering price described in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

     Any underwriters, dealers or agents participating in the distribution of Certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Depositor or its affiliates in the ordinary course of business.

     Morgan Keegan & Company, Inc. is an affiliate of the Depositor. Morgan Keegan & Company, Inc.'s participation, if any, in the offer and sale of Certificates complies with the requirements of Schedule E of the By-Laws of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

     If and to the extent required by applicable law or regulation, this Prospectus will be used by Morgan Keegan & Company, Inc., an affiliate of the Depositor, in connection with offers and sales related to market-making transactions in the Offered Certificates previously offered hereunder in transactions in which Morgan Keegan & Company, Inc. acts as principal. Morgan Keegan & Company, Inc. may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

     As to each Series of Certificates, only those Classes rated in one of the investment grade rating categories by a Rating Agency will be offered hereby. Any unrated Classes or Classes rated below investment grade may be retained by the Depositor or sold at any time to one or more purchasers.

                                LEGAL OPINIONS

     Certain legal matters with respect to the Certificates, including federal income tax matters, will be passed upon for the Depositor and the underwriters by Chapman and Cutler, Chicago, Illinois or other counsel identified in the applicable Prospectus Supplement.

                                INDEX OF TERMS

Term                                                                       Page
Administration Fee......................................................      9
Administrative Agent....................................................      1
AID-Guaranteed Underlying Securities....................................  1, 26
Base Rate...............................................................     16
Calculation Agent.......................................................     17
CD Rate Certificate.....................................................     16
CD Rate Determination Date..............................................     18
Cede....................................................................      3
Certificate Account.....................................................     32
Certificate Principal Balance...........................................     23
Certificateholders......................................................      1
Certificates............................................................      1
Class...................................................................      1
Commercial Paper Rate Certificate.......................................     16
Commercial Paper Rate Determination Date................................     19
Commission..............................................................      2
Concentrated Underlying Security........................................     26
Credit Support..........................................................      1
Credit Support Instruments..............................................     34
Cut-off Date............................................................     33
Definitive Certificate..................................................     23
Deposited Assets........................................................  1, 29
Depositor...............................................................      1
Depository..............................................................     23
Determination Date......................................................     14
Distribution Date.......................................................      2
Exchange Act............................................................      2
Fannie Mae..............................................................     26
Federal Funds Rate Certificate..........................................     16
Federal Funds Rate Determination Date...................................     20
FFCB....................................................................     26
FHLB....................................................................     26
Fiscal Agent............................................................     27
Fixed Pass-Through Rate.................................................     13
Fixed Rate Certificates.................................................     15
Floating Rate Certificates..............................................     16
Freddie Mac.............................................................     26
Global Security.........................................................      1
GSE.....................................................................     26
GSE Issuer..............................................................     26
GTCs....................................................................      1
Interest Reset Date.....................................................     17
Interest Reset Period...................................................     17


Letter of Credit..........................................................   31
Letter of Credit Bank.....................................................   31
LIBOR Certificate.........................................................   16
LIBOR Determination Date..................................................   21
Maximum Pass-Through Rate.................................................   16
Minimum Pass-Through Rate.................................................   17
Nonrecoverable Advance....................................................   37
Original Issue Date.......................................................   12
Outstanding Debt Securities...............................................   28
participants..............................................................   24
Pass-Through Rate.........................................................   13
Prospectus Supplement.....................................................    1
Purchase Price............................................................   44
Rating Agency.............................................................    7
Realized Losses...........................................................   23
REFCORP...................................................................   26
Registered Certificates...................................................    1
Registration Statement....................................................    2
Related Proceeds..........................................................   37
Reserve Account...........................................................   32
Retained Interest.........................................................   10
Sallie Mae................................................................   26
Securities Act............................................................    2
Series....................................................................    1
Strip Certificates........................................................   13
Stripped Interest.........................................................   15
Sub-Administration Agreement..............................................   35
Sub-Administrative Agent..................................................   34
Surety....................................................................   31
Surety Bond...............................................................   31
Treasury bills............................................................   22
Treasury Rate Certificate.................................................   16
Treasury Securities.......................................................   26
Trust Agreement...........................................................    1
Trustee...................................................................    1
Trustee's Fee.............................................................    9
TVA.......................................................................   26
Underlying Securities.....................................................1, 26
Underlying Securities Interest Accrual Periods............................   28
Underlying Securities Payment Dates.......................................   28
Underlying Securities Rate................................................   28
Underlying Security Events of Default.....................................   28
Underlying Security Prospectus............................................   26
Variable Pass-Through Rate................................................   13

================================================================================

     No dealer, salesperson or other person has been authorized to give any information or make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement.

                               -----------------

                               Table of Contents
                             Prospectus Supplement

                                                                            Page
                                                                            ----
Summary...................................................................   S-3
Risk Factors..............................................................   S-9
Formation of the Trust....................................................   S-9
Description of the Deposited Assets.......................................  S-10
Description of the Certificates...........................................  S-11
Description of the Trust Agreement........................................  S-16
Federal Income Tax Consequences...........................................  S-20
State and Other Tax Consequences..........................................  S-28
ERISA Considerations......................................................  S-28
Plan of Distribution......................................................  S-30
Ratings...................................................................  S-31
Legal Opinions............................................................  S-31
Index of Terms............................................................  S-32

                                  Prospectus

Prospectus Supplement.....................................................     2
Available Information.....................................................     2
Incorporation of Certain Information by Reference.........................     3
Reports to Certificateholders.............................................     3
Risk Factors..............................................................     6
The Depositor.............................................................     8
Use of Proceeds...........................................................     9
Formation of the Trust....................................................     9
Maturity and Yield Considerations.........................................    10
Description of Certificates...............................................    12
Description of Deposited Assets and Credit Support........................    26
Description of the Trust Agreement........................................    33
Plan of Distribution......................................................    45
Legal Opinions............................................................    46
Index of Terms............................................................    47

                               -----------------

     Until ___ days after the date of the Prospectus Supplement, all dealers effecting transactions in the related Certificates, whether or not participating in the distribution thereof, may be required to deliver this Prospectus and the related Prospectus Supplement. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

===============================================================================


                                  $15,000,000


                             Southpoint Structured
                                 Assets, Inc.

                      Treasury Note-Backed Certificates,
                                 Series 1996-1

                      $5,000,000 __% Class A Certificates
                      $5,000,000 __% Class B Certificates
                      $5,000,000 __% Class C Certificates



                             ____________________

                             Prospectus Supplement

                             ____________________



                         Morgan Keegan & Company, Inc.



                               November __, 1996



================================================================================